Exhibit 2.1
PURCHASE AND ASSUMPTION AGREEMENT

 WHOLE BANK

ALL DEPOSITS AMONG

FEDERAL DEPOSIT INSURANCE CORPORATION,

RECEIVER OF PALM DESERT  NATIONAL BANK, PALM DESERT,  CA

FEDERAL DEPOSIT INSURANCE CORPORATION

and

PACIFIC PREMIER BANK COSTA MESA, CALIFORNIA

DATED AS OF

APRIL 27, 2012

PURCHASE AND ASSUMPTION AGREEMENT

3.3	Manner of Conveyance; Limited Warranty; Nonrecourse; Etc.................................................... 14

4.7         Agreement with Respect to Leased Data

4.11         Office Space for Receiver and Corporation; Certain
Payments ................................................................ 27
4.12         Continuation of Group Health Plan Coverage for

8.2         Correction of Errors and Omissions; Other

9.6         Proceedings with Respect to Certain Assets and

ARTICLE XI.   REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION. 36

SCHEDULES

Excluded Deposit Liability Accounts ................................................................................................ Schedule 2.1(a)47
Purchase Price of Assets or any other assets.......................................................................................... Schedule 3.248
Excluded Securities.............................................................................................................................Schedule 3.5(1)50
Data Retention Catalog .......................................................................................................................... Schedule 6.351
Accounts Excluded from Calculation of Deposit Franchise Bid Premium ............................................... Schedule 7 53

EXHIBITS

Final Legal Notice ................................................................................................................................. Exhibit 2.3A61
Affidavit of Mailing................................................................................................................................Exhibit 2.3B63
Valuation of Certain Qualified Financial Contracts..............................................................................Exhibit 3.2(c)64
Interim Asset Servicing Arrangement..................................................................................................... Exhibit 4.13 66

 PURCHASE AND ASSUMPTION AGREEMENT WHOLE BANK

ALL DEPOSITS

THIS AGREEMENT, made and entered into as of the 2ih  day of April, 2012, by and among the FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER of PALM DESERT  NATIONAL  BANK,  PALM  DESERT,  CA  (the  "Receiver"), PACIFIC PREMIER BANK, organized under the laws of the State of California, and having its principal place  of  business  in  Costa  Mesa,  CA  (the  "Assuming  Institution"),  and  the  FEDERAL DEPOSIT INSURANCE  CORPORATION,  organized under the laws of the United States of America and having its principal office in Washington, D.C., acting in its corporate capacity (the "Corporation").

RECITALS

A.        On   the   Bank   Closing   Date,   the   Chartering   Authority   closed   PALM   DESERT NATIONAL BANK, (the "Failed Bank") pursuant to applicable law and the Corporation was appointed Receiver thereof.

B.	The Assuming Institution desires to purchase certain assets and assume certain deposits and other liabilities of the Failed Bank on the terms and conditions set forth in this Agreement.

C.        Pursuant to 12 U.S.C.  § 1823(c)(2)(A),  the Corporation  may provide assistance to the Assuming  Institution  to  facilitate  the  transactions  contemplated  by  this  Agreement,  which assistance may include indemnification pursuant to Article XII.

D.        The Board of  Directors  of the  Corporation  (the "Board") has determined  to provide assistance to the Assuming Institution on the terms and subject to the conditions set forth in this Agreement.

E.        The Board has determined pursuant to 12 U.S.C. § 1823(c)(4)(A)  that such assistance is necessary to meet the obligation of the Corporation to provide insurance coverage for the insured deposits in the Failed Bank and is the least costly to the deposit insurance fund of all possible methods for meeting such obligation.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the parties hereto agree as follows:

AGREEMENT

ARTICLE I.GENERAL.

   1.1.      Purpose.  The purpose of this Agreement is to set forth requirements regarding, among other  things,  the  terms  and  conditions  on  which  the  Assuming  Institution  purchases certain assets and assumes certain liabilities of the Failed Bank.

    1.2.      Shared-Loss Agreements. If the Receiver and the Assuming Institution desire to share losses and recoveries on certain acquired assets, a Shared-Loss Agreement or Shared-Loss Agreements are attached hereto as Exhibit 4.15A and/or Exhibit 4.15B, as applicable, and will govern the terms of any such shared-loss arrangement.   To the extent that any inconsistencies may arise between the terms of this Agreement and a Shared-Loss Agreement with respect to the subject matter of a Shared-Loss Agreement, the terms of the applicable Shared-Loss Agreement shall control.

    1.3.      Defined   Terms.    Capitalized  terms  used  in  this  Agreement  shall  have  the meanings  set  forth  or  referenced  in  this  Section  1.3.    As  used  herein,  words  imparting  the singular include the plural and vice versa.

    "Acquired Subsidiary" or "Acquired Subsidiaries" means one or more, as applicable, Subsidiaries of the Failed Bank acquired pursuant to Section 3.1.

"Affiliate" of any Person means any director, officer, or employee of that Person and any other Person  (i) who is directly or indirectly  controlling, or controlled  by, or under direct or indirect common control with, such Person, or (ii) who is an affiliate of such Person as the term "affiliate"  is  defined  in  § 2(k)  of  the  Bank  Holding  Company  Act  of  1956,  as  amended, 12 U.S.C. § 1841.

    "Agreement" means  this  Purchase  and  Assumption  Agreement  by  and  among  the Assuming Institution, the Corporation and the Receiver, as amended or otherwise modified from time to time.

    "Assets" means all assets of the Failed Bank purchased pursuant to Section 3.1.  Assets owned by Subsidiaries of the Failed Bank are not "Assets" within the meaning of this definition by virtue of being owned by such Subsidiaries.

    "Assumed Deposits" means Deposits.

"Assuming Institution" has the meaning set forth in the introduction to this Agreement. "Bank Closing Date" means the close of business of the Failed Bank on the date on which the Chartering Authority closed such institution.

    "Bank  Premises" means  the   banking   buildings,  drive-in  banking  facilities,   teller facilities  (staffed  or  automated),  storage  and  service  facilities,  structures  connecting  remote facilities  to  banking houses, land  on  which  the foregoing  are located  and  unimproved  land, together with any adjacent parking, that are owned or leased by the Failed Bank and that have formerly been utilized, are currently utilized, or are intended to be utilized in the future by the Failed Bank as shown on the Failed Bank Records as of the Bank Closing Date.

    "Bid Amount" has the meaning set forth in Article VII.

    "Bid   Form" means  Exhibit  "A"  to  the  bid  instructions  provided  to  the  Assuming Institution.

    "Bid Valuation Date" means February 8, 2012.

    "Board" has the meaning set forth in Recital D.

    "Book Value" means, with respect to any Asset and any Liability Assumed, the dollar amount thereof stated on the Failed Bank Records. The Book Value of any item shall be determined as of the Bank Closing Date after adjustments made by the Receiver for differences in accounts, suspense items, unposted debits and credits and other similar adjustments or corrections and for setoffs, whether voluntary or involuntary.  The Book Value of an Acquired Subsidiary shall be determined from the investment in subsidiary and related accounts on the "bank only" (unconsolidated) balance sheet of the Failed Bank based on the Equity Method of Accounting. Without limiting the generality of the foregoing, (i) the Book Value of a Liability Assumed shall include all accrued and unpaid interest thereon as of the Bank Closing Date, and (ii) the Book Value of a Loan shall reflect adjustments for earned interest, or unearned interest (as it relates to the "rule of 78s" or add-on-interest loans, as applicable), if any, as of the Bank Closing Date, adjustments for the portion of earned or unearned loan-related credit life and/or disability insurance premiums, if any, attributable to the Failed Bank as of the Bank Closing Date, and adjustments for Failed Bank Advances, if any, in each case as determined for financial reporting purposes. The Book Value of an Asset shall not include any adjustment for loan premiums, discounts or any related deferred income, fees or expenses, or general or specific reserves on the Failed Bank Records.

    "Business Day" means a day other than a Saturday, Sunday, Federal legal holiday or legal holiday under the laws of the State where the Failed Bank is located, or a day on which the principal office of the Corporation is closed.

    "Chartering Authority" means (i) with respect to a national bank, a Federal savings association or savings bank, the Office of the Comptroller of the Currency, (ii) with respect to a bank or savings institution chartered by a State, the agency of such State charged with primary responsibility for regulating and/or closing banks or savings institutions, as the case may be, (iii) the Corporation in accordance with 12 U.S.C. § 1821(c)(4), with regard to self appointment, or (iv) the appropriate Federal banking agency in accordance with 12 U.S.C. § 1821(c)(9).

    "Commitment" means the unfunded portion of a line of credit or other commitment reflected on the books and records of the Failed Bank to make an extension of credit (or additional advances with respect to a Loan) that was legally binding on the Failed Bank as of the Bank Closing Date, other than extensions of credit pursuant to the credit card business and overdraft protection plans of the Failed Bank, if any.

    "Corporation" has the meaning set forth in the introduction to this Agreement.

    "Counterclaim" has the meaning set forth in Section 12.1(b).

   "Credit Documents" means the agreements, instruments, certificates or other documents at any time evidencing or otherwise relating to, governing or executed in connection with or as security for, a Loan, including without limitation notes, bonds, loan agreements, letter of credit applications, lease financing contracts, banker's acceptances, drafts, interest protection agreements, currency exchange agreements, repurchase agreements, reverse repurchase agreements, guarantees, deeds of trust, mortgages, assignments, security agreements, pledges, subordination or priority agreements, lien priority agreements, undertakings, security instruments, certificates, documents, legal opinions, participation agreements and intercreditor agreements, and all amendments, modifications, renewals, extensions, rearrangements, and substitutions with respect to any of the foregoing.

    "Credit File" means all Credit Documents and all other credit, collateral or insurance documents in the possession or custody of the Assuming Institution, or any of its Subsidiaries or Affiliates, relating to an Asset or a Loan included in a Put Notice, or copies of any such documents.

    "Deposit"  means  a  deposit  as  defined  in  12  U.S.C.  §  1813(1), including  without limitation, outstanding cashier's checks and other official checks and all uncollected items included in the depositors' balances and credited on the books and records of the Failed Bank; provided that the term "Deposit" shall not include all or any portion of those deposit balances which, in the discretion of the Receiver or the Corporation, (i) may be required to satisfy it for any liquidated or contingent liability of any depositor arising from an unauthorized or unlawful transaction, or (ii) may be needed to provide payment of any liability of any depositor to the Failed Bank or the Receiver, including the liability of any depositor as a director or officer of the Failed Bank, whether or not the amount of the liability is or can be determined as of the Bank Closing Date.

    "Deposit Secured Loan" means a loan in which the only collateral securing the loan is Assumed Deposits or deposits at other insured depository institutions.

    "Electronically  Stored  Information" means any system backup tapes, any electronic mail (whether on an exchange or other similar system), any data on personal computers and any data on server hard drives.

    "Eligible Individuals" has the meaning set forth in Section 4.12.

    "Equity Method of Accounting" means the carrying value of a bank's investment in a subsidiary is originally recorded at cost but is adjusted periodically to record as income the bank's proportionate share of the subsidiary's earnings or losses and decreased by the amount of cash dividends or similar distributions received from the subsidiary. Acquired Subsidiaries with negative equity will be restated to $1 pursuant to the Equity Method of Accounting.

    "ERISA" has the meaning set forth in Section 4.12.

    "Failed Bank" has the meaning set forth in Recital A.

    "Failed Bank Advances" means the total sums paid by the Failed Bank to (i) protect its lien position, (ii) pay ad valorem taxes and hazard insurance and (1ii) pay premiums for credit life insurance, accident and health insurance and vendor's single interest insurance.

    "Failed Bank Records" means Records of the Failed Bank, including but not limited to, its corporate minutes, general ledger and subsidiary ledgers and schedules which support the general ledger balances.

    "Fair Market Value" means:

(a)       "Market Value" as defined in the regulation prescribing the standards for real estate appraisals used in federally related transactions, 12 C.P.R. § 323.2(g), and accordingly shall mean the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is  not  affected by undue stimulus. Implicit in this definition is the assumed consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(i)           Buyer and seller are typically motivated;

(ii)      Both parties are well informed or well advised, and acting in what they consider their own best interests;

(iii)           A reasonable time is allowed for exposure in the open market;

(iv)     Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

(v)     The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale;

as determined as of the Bank Closing Date by an appraiser chosen by the Receiver; any costs and fees associated with such determination shall be paid by the Receiver, and with respect to Bank Premises (to the extent, if any, that Bank Premises are purchased utilizing this valuation method), shall be determined not later than sixty (60) days after the Bank Closing Date by an appraiser selected by the Receiver within seven (7) days after the Bank Closing Date, and with respect to Specialty Assets, shall be determined by an appraiser selected by the Receiver within seven (7) days after the Bank Closing Date; or

(b)       with respect to property other than Bank Premises and Specialty Assets purchased utilizing this valuation method, the price therefor as established by the Receiver, as determined in accordance with clause (a) above.

    "FDIC Office Space" has the meaning set forth in Section 4.11.

    "Final Legal Notice" has the meaning set forth in Section 2.3(a).

    "Fixtures" means those leasehold improvements, additions, alterations and installations constituting all or a part of Bank Premises (including without limitation automated teller machines that are affixed to a Bank Premises and may be not removed without causing structural damage to such Bank Premises) and which were acquired, added, built, installed or purchased at the expense of the Failed Bank, regardless of the holder of legal title thereto as of the Bank Closing Date.

    "Furniture  and  Equipment"  means the  furniture  and  equipment  (other than  Safe Deposit Boxes, Personal Computers, Owned Data Management Equipment, Specialty Assets and motor vehicles), leased or owned by the Failed Bank and reflected on the Failed Bank Records as of the Bank Closing Date and located on or at Bank Premises, including without limitation automated teller machines (to the extent they are not Fixtures), carpeting, furniture, office machinery, shelving, office supplies, telephone, surveillance and security systems, ancillary equipment and artwork.  Furniture and equipment located at a storage facility not adjacent to a Bank Premises are excluded from this definition.

    "GSE" means a government sponsored enterprise.

    "Indemnitees" means, except as provided in Section 12.1(b)(xi), (i) the Assuming Institution,  (ii)  the  Subsidiaries  and  Affiliates  of  the  Assuming  Institution  other  than  any Subsidiaries or Affiliates of the Failed Bank that are or become Subsidiaries or Affiliates of the Assuming Institution and (iii) the directors, officers, employees and agents of the Assuming Institution  and  its  Subsidiaries  and  Affiliates  who  are  not  also  present  or  former  directors, officers, employees or agents of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank.

"Information Package" means the most recent compilation of financial and other data with respect to the Failed Bank, including any amendments or supplements thereto, provided to the Assuming Institution by the Corporation on the web site used by the Corporation to market the Failed Bank to potential acquirers.

    "Initial Payment" means the payment made pursuant to Article VII (based on the best information available as of the Bank Closing Date), the amount of which shall be either (i) if the Bid Amount is positive, the aggregate Book Value of the Liabilities Assumed minus the sum of the aggregate purchase price of the Assets as determined pursuant to Section 3.2 and assets purchased  (including  any  Bank  Premises  purchased  via  the  Bid  Form)  and the  positive  Bid Amount, or (ii) if the Bid Amount is negative, the sum of the aggregate Book Value of the Liabilities Assumed  and the negative Bid Amount  minus the aggregate purchase price  of the Assets and assets purchased  (including any Bank Premises purchased via the Bid Form). The Initial  Payment  shall  be  payable  by  the  Corporation  to  the  Assuming  Institution  if  (i)  the Liabilities Assumed are greater than the sum of the positive Bid Amount and the Assets and any other  assets  purchased  ,  or if  (ii) the  sum  of  the  Liabilities  Assumed  and the  negative  Bid Amount are greater than the Assets and assets purchased. The Initial Payment shall be payable by the Assuming Institution to the Corporation if (i) the Liabilities Assumed are less than the sum of the positive Bid Amount and the Assets and assets purchased, or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount is less than the Assets and assets purchased. Such Initial Payment shall be subject to adjustment as provided in Article VIII.

"Leased Data Management Equipment" means any equipment, computer hardware, computer software (and the lease or licensing agreements related thereto), computer networking equipment, printers, fax machines, copiers, document  scanners, data tape systems,  data tapes, DVDs, CDs, flash drives, telecommunications and check processing equipment and any other electronic storage media leased by the Failed Bank at Bank Closing which is, was, or could have been used by the Failed Bank in connection with data management activities.

"Legal Balance" means the amount of indebtedness  legally owed by an Obligor with respect to a Loan, including principal and accrued and unpaid interest, late fees, attorneys'  fees and expenses, taxes, insurance premiums, and similar charges, if any.

"Liabilities Assumed" has the meaning provided in Section 2.1.

"Lien" means  any  mortgage,  lien,  pledge,  charge,  assignment  for  security  purposes, security interest or encumbrance of any kind with respect to an Asset, including any conditional sale agreement or capital lease or other title retention agreement relating to such Asset.

"Loan" or "Loans" means, individually or collectively, all of the following owed to or held by the Failed Bank as of the Bank Closing Date:

       (a)       loans  (including  loans  which  have  been  charged  off  the  Failed  Bank Records in whole or in part prior to and including the Bid Valuation Date), participation agreements, interests in participations, overdrafts of customers (including but not limited to overdrafts made pursuant to an overdraft protection plan or similar extensions of credit in connection with a deposit account), revolving commercial lines of credit, home equity lines of credit, Commitments,  United States and/or State-guaranteed  student loans and lease financing contracts;
       (b)       all Liens, rights (including rights of set-off), remedies, powers, privileges, demands, claims, priorities,  equities  and benefits owned or held  by, or accruing or to accrue to or for the benefit of, the holder of the obligations or instruments referred to in clause (a) above, including  but not limited to those arising under or based upon Credit Documents, casualty insurance policies and binders, standby letters of credit, mortgagee title insurance policies and binders, payment bonds and performance  bonds at any time and from  time  to time  existing  with respect  to  any of the  obligations  or instruments referred to in clause (a) above; and

       (c)      all amendments, modifications, renewals, extensions, refinancings and refundings of or for any of the foregoing.

    "New Loan" means a Loan made by the Failed Bank after the Bid Valuation Date that is not a continuation, amendment, modification, renewal, extension, refinancing, restructuring or refunding of or for any then-existing Loan.

    "Obligor" means each Person liable for the full or partial payment or performance of any Loan, whether such Person is obligated directly, indirectly, primarily, secondarily, jointly or severally.

    "Other Real Estate" means all interests  in real estate (other than Bank Premises and Fixtures), including but not limited to mineral estates, leasehold rights, condominium and cooperative interests, easements, air rights, water rights, and development rights that are owned by the Failed Bank.

    "Owned Data Management Equipment" means any equipment, computer hardware, computer software, computer networking equipment, printers, fax machines, copiers, document scanners, data tape systems, data tapes, DVDs, CDs, flash drives, telecommunications and check processing equipment and any other electronic storage media owned by the Failed Bank at Bank Closing which is, was, or could have been used by the Failed Bank in connection with data management activities.

    "Payment Date" means the first Business Day after the Bank Closing Date.

    "Person" means  any  individual,  corporation,  partnership,  joint  venture,  association, limited  liability  company,  limited  liability  partnership,  joint-stock  company,  trust, unincorporated  organization,  or  government  or  any  agency  or  political  subdivision  thereof, excluding the Corporation.

    "Personal Computer(s)" means computers based on a microprocessor generally designed to be used by one person at a time and which usually store informational data on that computer's internal hard drive or attached peripheral, and associated peripherals (such as keyboard, mouse, etc.).  A personal computer can be found in various configurations such as laptops, net books, and desktops.

    "Primary Indemnitor" means any Person (other than the Assuming Institution or any of its Affiliates) who is obligated to indemnify or insure, or otherwise make payments (including payments on account of claims made against) to or on behalf of any Person in connection with the  claims  covered  under  Article  XII,  including  without  limitation  any  insurer  issuing  any directors  and  officers  liability  policy  or  any  Person  issuing  a  financial  institution  bond  or banker's blanket bond.

    "Pro  Forma"  means  a  balance  sheet  that  reflects  a  reasonably  accurate  financial statement  of  the  Failed  Bank  through  the  Bank  Closing  Date  and  serves  as a  basis  for  the opening entries of both the Assuming Institution and the Receiver.

    "Proprietary  Software"  means  computer  software  developed  for  and  owned  by  the Failed Bank for its own purpose and use.

    "Put Date" has the meaning set forth in Section 3.4(d).

    "Put Notice" has the meaning set forth in Section 3.4(c).

    "Qualified Beneficiaries" has the meaning set forth in Section 4.12.

    "Qualified Financial  Contract" means a qualified  financial  contract as defined  in 12 U.S.C. § 1821(e)(8)(D).

    "Record" means  any document, microfiche,  microfilm  or Electronically  Stored Information  (including  but not limited  to magnetic tape, disc storage, card forms and printed copy) of the Failed Bank generated or maintained by the Failed Bank that is owned by or in the possession of the Receiver at the Bank Closing Date.

    "Receiver" has the meaning set forth in the introduction to this Agreement.

    "Related Liability" with respect to any Asset means any liability existing and reflected on  the  Failed  Bank  Records  as  of  the  Bank  Closing  Date  for  (i)  indebtedness  secured  by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting such Asset, (ii) ad valorem taxes applicable to such Asset and (iii) any other obligation determined by the Receiver to be directly related to such Asset.

    "Related Liability Amount" with respect to any Related Liability on the books of the Assuming Institution, means the amount of such Related Liability as stated on the Failed Bank Records of the Assuming Institution (as maintained in accordance with generally accepted accounting  principles)  as  of  the  date  as  of  which  the  Related  Liability  Amount  is  being determined. With respect to a liability that relates to more than one Asset, the amount of such Related  Liability  shall  be  allocated  among  such  Assets  for  the  purpose  of  determining  the Related Liability Amount with respect to any one of such Assets.

Such allocation shall be made by specific allocation, where determinable, and otherwise shall be pro rata based upon the dollar amount of such Assets stated on the Failed Bank Records of the entity that owns such Asset.

"Repurchase Price" means, with respect to any Asset, first taking the Book Value of the Asset at the Bank Closing Date and either subtracting the pro rata Asset discount or adding the pro rata Asset premium, and subsequently adjusting that amount (i) for any advances and interest on such Asset after the Bank Closing Date, (ii) by subtracting the total amount received by the Assuming Institution for such Asset after the Bank Closing Date, regardless of how applied and (iii) by adding total disbursements of principal made by the Receiver not otherwise included in the Book Value. For New Loans, the Repurchase Price shall not take into account the pro rata Asset discount or premium.

"Safe Deposit Boxes" means the safe deposit boxes of the Failed Bank, if any, including the removable safe deposit boxes and safe deposit stacks in the Failed Bank's vault(s), all rights and benefits under rental agreements with respect to such safe deposit boxes, and all keys and combinations thereto.

"Settlement Date" means the first Business Day immediately prior to the day which is three hundred sixty-five (365) days after the Bank Closing Date, or such other date prior thereto as may be agreed upon by the Receiver and the Assuming Institution. The Receiver, in its discretion, may extend the Settlement Date.

"Settlement Interest Rate" means, for the first calendar quarter or portion thereof during which interest accrues, the rate determined by the Receiver to be equal to the investment rate on twenty-six (26)-week United States Treasury Bills as published on the Bank Closing Date by the United States Treasury on the TreasuryDirect.gov website; provided, that if no such Investment Rate is published the week of the Bank Closing Date, the investment rate for such Treasury Bills most recently published by the United States Treasury on TreasuryDirect.gov prior to the Bank Closing Date shall be used. Thereafter, the rate shall be adjusted to the rate determined by the Receiver to be equal to the Investment Rate on such Treasury Bills in effect as of the first day of each succeeding calendar quarter during which interest accrues as published by the United States Treasury on the TreasuryDirect.gov website.

"Shared-Loss Agreements" means, if any, the Single Family Shared-Loss Agreement attached hereto as Exhibit 4.15A and, if any, the Commercial Shared-Loss Agreement, attached hereto as Exhibit 4.15B.

"Specialty Assets" means assets that have a greater value than more traditional furniture and equipment owned by the Failed Bank and reflected on the Failed Bank Records as of the Bank Closing Date and located on or at Bank Premises, including without limitation fine art and high end decorative art; classic and antique motor vehicles; rare books; rare coins; airplanes; boats; jewelry; collectible firearms; Indian or other cultural artifacts; sculptures; Proprietary Software; and any other items that typically cannot be appraised by a Furniture and Equipment appraiser. Specialty Assets does not include any repossessed collateral.

"Subsidiary" has the meaning set forth in § 3(w)(4) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(w)(4), as amended.

ARTICLE II.                           ASSUMPTION OF LIABILITIES.

2.1.      Liabilities  Assumed   by  Assuming  Institution.  The   Assuming   Institution expressly  assumes  at Book  Value  (subject  to adjustment pursuant  to Article  VIII) and agrees  to pay, perform  and  discharge, all of the  following liabilities of the  Failed  Bank  as of the  Bank Closing Date, except as otherwise provided  in this Agreement (such liabilities referred to as "Liabilities Assumed"):

(a)        Assumed    Deposits,    except    those    Deposits    specifically   listed    on Schedule  2.1(a);   provided,  that  as  to  any  Deposits   of  public   money   which  are  Assumed Deposits,  the Assuming  Institution agrees to properly  secure  such Deposits  with such  Assets as appropriate which, prior to the Bank Closing Date, were pledged  as security  by the Failed Bank, or with  assets  of the Assuming Institution, if such  securing Assets,  if any, are insufficient to properly secure such Deposits;

(b)        liabilities for  indebtedness secured  by mortgages, deeds of trust,  chattel mortgages, security  interests or other liens on or affecting  any Assets,  if any; provided,  that the amount  of any liability  assumed  pursuant  to this Section  2.1(b)  shall  be limited  to the market value of the Assets securing  such liability  as determined by the Receiver;

(c)        all   borrowings  from,   and   obligations  and   indebtedness  to,   Federal Reserve  Banks  and Federal  Home  Loan Banks, if any, whether  currently  owed, or conditional or not yet matured,  including but not limited  to, if applicable, (i) advances,  including  principal, interest,  and  any  prepayment fees,  costs  and  expenses; (ii) letters  of  credit,  including any reimbursement obligations; (iii) acquired  member  assets  programs, including  representations, warranties,  credit  enhancement obligations and  servicing  obligations; (iv) affordable  housing programs,   including  retention  agreements  and  other  contracts  and  monitoring obligations; (v) swaps  and  other  derivatives; and  (vi) safekeeping and  custody  agreements, provided,  that the assumption of any  liability  pursuant  to this  Section  2.1(c)  shall  be limited  to the  market value of the assets  securing  such liability  as determined by the Receiver; and overdrafts, debit balances,  service  charges,  reclamations and  adjustments to accounts  with the Federal  Reserve Banks as reflected  on the  books  and records  of any such  Federal  Reserve  Bank  within  ninety (90) days after the Bank Closing Date, if any;

(d)        ad  valorem   taxes  applicable   to  any  Asset,  if  any;  provided,   that  the assumption of  any  ad  valorem  taxes  pursuant  to  this  Section 2.1(d)  shall  be  limited  to  an amount  equal to the market  value of the Asset to which such taxes apply as determined by the Receiver;

(e)        liabilities, if any, for federal funds purchased, repurchase agreements and overdrafts  in accounts  maintained with other depository institutions (including  any accrued  and unpaid  interest  thereon  computed to and including  the Bank  Closing  Date);  provided,  that the assumption of any liability pursuant  to this Section 2.1(e) shall be limited to the market value of the Assets securing such liability  as determined by the Receiver;

(f)           United States Treasury tax and loan note option accounts, if any;

(g)        liabilities for any acceptance or commercial letter of credit provided,  that the assumption of any liability  pursuant  to this  Section  2.1(g)  shall  be limited  to the  market value of the Assets securing  such liability  as determined by the Receiver;

(h)           liabilities for any "standby  letters of credit" as defined in 12 C.F.R.
§ 337.2(a) issued on the behalf of any Obligor of a Loan acquired hereunder by the Assuming
Institution, but excluding any other standby letters of credit;

(i)       duties and obligations assumed pursuant to this Agreement including without limitation those relating to the Failed Bank's Records, credit card business, debit card business, stored value and gift card business, overdraft protection plans, safe deposit business, safekeeping business and trust business, if any;

G)           liabilities, if any, for Commitments;

(k)           liabilities, if any, for amounts owed to any Acquired Subsidiary;

(1)           liabilities, if any, with respect to Qualified Financial Contracts;

(m)      liabilities, if any, under any contract pursuant to which loan servicing is provided to the Failed Bank by others; and

(n)       any deferred revenue, income or fees recorded on the general ledger of the Failed Bank as of the Bank Closing Date attributable to any business assumed pursuant to Section 4.2, 4.3, 4.4, or 4.5 of this Agreement, excluding any deferred income or revenue relative to FASB 91 -Loan Fees and Costs associated with originating or acquiring Loans and initial direct costs of leases.

2.2.           Interest on Deposit Liabilities.   The Assuming Institution agrees that, from and after the Bank Closing Date, it will accrue and pay interest on Assumed Deposits pursuant to Section 2.1 at a rate(s) it shall determine; provided, that for non-transaction Deposit liabilities such rate(s) shall not be less than the lowest rate offered by the Assuming Institution to its depositors for non-transaction deposit accounts. The Assuming Institution shall permit each depositor to  withdraw,  without  penalty  for  early  withdrawal, all  or  any  portion  of  such depositor's Deposit, whether or not the Assuming Institution elects to pay interest in accordance with any deposit agreement formerly existing between the Failed Bank and such depositor; and further provided, that if such Deposit has been pledged to secure an obligation of the depositor or other party, any withdrawal thereof shall be subject to the terms of the agreement governing such pledge. The Assuming Institution shall give notice to such depositors as provided in Section 5.3 of the rate(s) of interest which it has determined to pay and of such withdrawal rights.

2.3.           Unclaimed Deposits.

(a)       Final Legal Notice.   Fifteen (15) months following the Bank Closing Date, the Assuming Institution will provide the Receiver a listing of all deposit accounts, including the type of account, not claimed by the depositor. The Receiver will review the list and authorize the Assuming Institution to act on behalf of the Receiver to send a Final Legal Notice in a form substantially similar to  Exhibit 2.3A (the "Final  Legal  Notice") to the owner(s) of the unclaimed deposits reminding them of the need to claim or arrange to continue their account(s) with the Assuming Institution.  The Assuming Institution will send the Final Legal Notice to the depositors within thirty (30) days following notification of the Receiver's authorization.   The Assuming Institution will prepare an Affidavit of Mailing in a form substantially similar to Exhibit 2.3B and will forward the Affidavit of Mailing to the Receiver after mailing out the Final Legal Notice to the owner(s) of unclaimed deposit accounts.

(b)       Unclaimed Deposits. If,  within eighteen (18) months after the Bank Closing Date, any depositor of the Failed Bank does not claim or arrange to continue such depositor's  Assumed Deposits at the Assuming Institution, the Assuming Institution shall, within fifteen (15) Business Days after the end of such eighteen (18) month period, (i) refund to the Receiver the full amount of each such Deposit (without reduction for service charges), (ii) provide to the Receiver a schedule of all such refunded Deposits in such form as may be prescribed by the Receiver, and (iii) assign, transfer, convey, and deliver to the Receiver, all right, title and interest of the Assuming Institution in and to the Records previously transferred to the Assuming Institution and other records generated or maintained by the Assuming Institution pertaining to such Deposits.  During such eighteen (18) month period, at the request of the Receiver, the Assuming Institution promptly shall provide to the Receiver schedules of unclaimed Deposits in such form as may be prescribed by the Receiver.

2.4.     Employee Plans.  Except as provided in Section 4.12, the Assuming Institution shall have no liabilities, obligations or responsibilities under the Failed Bank's  health care, bonus, vacation, pension, profit sharing, deferred compensation, 401k or stock purchase plans or similar plans, if any, unless the Receiver and the Assuming Institution agree otherwise subsequent to the date of this Agreement.

ARTICLE III.                           PURCHASE OF ASSETS.

3.1.     Assets Purchased by Assuming Institution. With the exception of certain assets expressly excluded in Sections 3.5  and 3.6 and, if applicable, listed on Schedule 3.5(1) the Assuming Institution hereby purchases from the Receiver, and the Receiver hereby sells, assigns, transfers, conveys and delivers to the Assuming Institution, all right, title and interest of the Receiver in and to all of the assets (real, personal and mixed, wherever located and however acquired) including all subsidiaries, joint ventures, partnerships and any and all other business combinations or arrangements, whether active, inactive, dissolved or terminated, of the Failed Bank whether or not reflected on the books of the Failed Bank as of the Bank Closing Date. Assets  are  purchased hereunder  by  the  Assuming Institution  subject ·  to  all  liabilities for indebtedness collateralized by Liens affecting such Assets to the extent provided in Section 2.1.

3.2.           Asset Purchase Price.

(a)       Determination of  Asset Purchase Price. All Assets and assets of the Failed Bank subject to an option to purchase by the Assuming Institution shall be purchased for the amount, or the amount resulting from the method specified for determining the amount, as specified on Schedule 3.2, except as otherwise may be provided herein. Any Asset, asset of the Failed Bank subject to an option to purchase or other asset purchased for which no purchase price is specified on Schedule 3.2 or otherwise herein shall be purchased at its Book Value. The purchase price for Acquired Subsidiaries shall be adjusted pursuant to Section 4.6(i)(iv), if applicable.

(b)       Purchase Price for Securities. The purchase price for any security (other than the capital stock of any Acquired Subsidiary and Federal Home Loan Bank stock) purchased under Section 3.1 by the Assuming Institution shall consist of the market price (as defined below) of the security as of the Bank Closing Date, multiplied by the bank's ownership interest in the security (see Calculation of Purchase Price below) and shall include accrued interest, where applicable, as noted below.

             (i)        Definition of Market Price: The market price for any security shall be (i) the market price for that security quoted at the close of the trading day effective on the Bank Closing Date as published electronically by Bloomberg, L.P., or alternatively, at the discretion of the Receiver, by IDC/Financial Times (FT) Interactive Data; (ii) provided that if  such market price is not available for such security, the Assuming Institution will submit a written purchase price bid  for such security within three days of notification/bid request by the Receiver (unless a different time period is agreed to by the Assuming Institution and the Receiver) and the Receiver, in its sole and absolute discretion, will accept or reject each such purchase price bid; (iii) further provided that in the absence of an acceptable bid from the Assuming Institution, or in the event that a security is deemed essential to the Receiver as determined by the Receiver in its discretion (see Section 3.6 Retention or Repurchase of Assets Essential to the Receiver) such security shall not pass to the Assuming Institution and shall be deemed to be an excluded asset hereunder and listed on Schedule 3.5(1).

            (ii)       Calculation of Purchase Price. The bank's ownership interest in a security will be quantified one of two ways: (i) number of shares or other units, as applicable (in the case of equity securities) or (ii) par value or notational amount, as applicable (in the case of non-equity securities).  As a result, the purchase price (except where determined pursuant to clause (ii) of the preceding paragraph) shall be calculated one of two ways, depending on whether or not the security is an equity security: (i) the purchase price for an equity security shall be calculated by multiplying the number of shares or other units by the applicable market price per unit; and (ii) the purchase price for a non-equity security shall be an amount equal to the applicable market price (expressed as a decimal), multiplied by the par value for such security (based on the payment factor most recently widely available). The purchase price also shall include accrued interest as calculated below (see Calculation of Accrued Interest), except to the extent the parties may otherwise expressly agree, pursuant to clause (ii) of the preceding paragraph. If the factor used to determine the par value of any security for purposes of calculating the purchase price, is not for the period in which the Bank Closing Date occurs, then the purchase price for that security shall be subject to adjustment post closing based on a "cancel and correct" procedure. Under this procedure, after such current factor becomes publicly available, the Receiver will recalculate the purchase price utilizing the current factor and related interest rate, and will notify the Assuming Institution of any difference and of the applicable amount due from one party to the other. Such amount will then be paid as part of the settlement process pursuant to Article VIII.

            iii)      Calculation of Accrued Interest for  Securities: Accrued interest shall be calculated for a non-equity security by multiplying the interest rate (expressed as a decimal point) paid on the security as then most recently publicly available, by the most recent par value (or notational amount, as applicable) of that security, multiplied by the number of days from and including the first interest day of the accrual period in which the Bank Closing Date occurs, through the Bank Closing Date.

(c)      Purchase Price for Qualified Financial Contracts. Qualified Financial Contracts shall be purchased at market value determined in accordance with the terms of Exhibit 3.2(c). Any costs associated with such valuation shall be shared equally by the Receiver and the Assuming Institution.

    3.3.    Manner  of Conveyance; Limited Warranty; Nonrecourse;  Etc.   THE CONVEYANCE OF ALL ASSETS, INCLUDING  REAL AND PERSONAL  PROPERTY INTERESTS, PURCHASED BY THE ASSUMING INSTITUTION UNDER THIS AGREEMENT SHALL BE MADE, AS NECESSARY, BY RECEIVER'S DEED OR RECEIVER'S BILL  OF SALE, "AS IS", "WHERE  IS", WITHOUT  RECOURSE  AND, EXCEPT  AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, WITHOUT  ANY WARRANTIES WHATSOEVER  WITH RESPECT TO SUCH ASSETS, EXPRESS  OR IMPLIED, WITH  RESPECT  TO TITLE,  VALUE, COLLECTIBILITY, GENUINENESS,  ENFORCEABILITY, DOCUMENTATION,  CONDITION  OR FREEDOM  FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART), OR ANY OTHER  MATTERS.

    3.4.           Puts of Assets to the Receiver.

(a)       Puts Within 30 Days After the Bank Closing Date.   During the thirty (30)-day period following the Bank Closing Date and only during such period (which thirty (30)-day period may be extended in writing in the sole and absolute discretion of the Receiver for any Loan), in accordance with this Section 3.4, the Assuming Institution shall be entitled to require the Receiver to purchase any New Loans and any Deposit Secured Loan transferred to the Assuming Institution pursuant to Section 3.1 which is not fully secured by Assumed Deposits or deposits at other insured depository institutions due to either insufficient Assumed Deposit or deposit collateral or deficient documentation regarding such collateral; provided that with regard to any Deposit Secured Loan secured by an Assumed Deposit:

(i)      no such purchase may be required until any Deposit setoff determination, whether voluntary or involuntary, has been made; and

(ii)      the Assuming Institution shall be entitled to require the Receiver to purchase, within forty (40) days from Bank Closing Date, any remaining overdraft transferred to the Assuming Institution pursuant to Section 3.1 which existed on the thirtieth (30th) day following the Bank Closing Date and which was made after the Bid Valuation  Date  and  not  made  pursuant  to  an  overdraft protection  plan  or  similar extension of credit.

Notwithstanding the foregoing, the Assuming Institution shall not have the right to require the Receiver to purchase any Loan if (i) the Obligor with respect to such Loan is an Acquired Subsidiary, or (ii) the Assuming Institution has:

(A)           made  any  advance in  accordance with  the  terms  of  a

Commitment or otherwise with respect to such Loan;

(B)      taken any action that increased the amount of a Related Liability with respect to such Loan over the amount of such liability immediately prior to the time of such action;

(C)      created or permitted to be created any Lien on such Loan which secures indebtedness for money borrowed or which constitutes a conditional sales agreement, capital lease or other title retention agreement;

(D)     entered into, agreed to make, grant or permit, or made, granted or permitted any modification or amendment to, any waiver or extension with respect to, or any renewal, refinancing or refunding of, such Loan or related Credit Documents or collateral, including, without limitation, any act or omission which diminished such collateral; or

(E)      sold, assigned or transferred all or a portion of such Loan to a third party (whether with or without recourse).

(iii)     The Assuming Institution shall transfer all such Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset, as provided in Section 12.4.

(b)       Puts Prior to the Settlement Date.   During the period from the Bank Closing Date to and including the Business Day immediately preceding the Settlement Date, the Assuming Institution shall be entitled to require the Receiver to purchase any Asset which the Assuming Institution can establish is evidenced by forged or stolen instruments as of the Bank Closing Date; provided that the Assuming Institution shall not have the right to require the Receiver to purchase any such Asset with respect to which the Assuming Institution has taken any action referred to in Section 3.4(a)(ii) with respect to such Asset. The Assuming Institution shall transfer all such Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset, as provided in Section 12.4.

(c)       Notices to the Receiver. In the event that the Assuming Institution elects to require the Receiver to purchase one or more Assets, the Assuming Institution shall deliver to the Receiver a notice (a "Put Notice") which shall include:

(i)           a  list  of  all  Assets that the  Assuming Institution requires the

Receiver to purchase;

(ii)       a list of all Related Liabilities with respect to the Assets identified pursuant to (i) above; and

(iii)     a statement of the estimated Repurchase Price of each Asset identified pursuant to (i) above as of the applicable Put Date.

Such notice shall be in the form prescribed by the Receiver or such other form to which the Receiver shall consent. As provided in Section 9.6, the Assuming Institution shall deliver to the Receiver such documents, Credit Files and such additional information relating to the subject matter of the Put Notice as the Receiver may request and shall provide to the Receiver full access to all other relevant books and Records.

(d)      Purchase by Receiver.   The Receiver shall purchase Assets that are specified in the Put Notice and shall assume Related Liabilities with respect to such Assets, and the transfer of such Assets and Related Liabilities shall be effective as of a date determined by the Receiver which date shall not be later than thirty (30) days after receipt by the Receiver of the Put Notice (the "Put Date").

(e)        Purchase  Price  and  Payment   Date.     Each  Asset  purchased  by  the Receiver pursuant to this Section 3.4 shall be purchased at a price equal to the Repurchase Price of  such  Asset  less  the  Related  Liability  Amount  applicable  to  such  Asset,  in  each  case determined as of the applicable Put Date. If the difference between such Repurchase Price and such  Related  Liability  Amount  is  positive,  then  the  Receiver  shall  pay  to  the  Assuming Institution the amount of such difference; if the difference between such amounts is negative, then the Assuming Institution shall pay to the Receiver the amount of such difference. The Assuming  Institution  or  the  Receiver,  as  the  case  may  be,  shall  pay  the  purchase  price determined pursuant to this Section 3.4(e) not later than the twentieth (20th) Business Day following  the  applicable  Put Date, together  with  interest  on such amount  at the  Settlement Interest  Rate  for  the  period  from  and  including  such  Put  Date  to  and  including  the  day preceding the date upon which payment is made.

(f)        Servicing.   The  Assuming  Institution  shall administer and manage any Asset  subject  to  purchase  by  the  Receiver  in  accordance  with  usual  and  prudent  banking standards and business practices until such time as such Asset is purchased by the Receiver.

(g)       Reversals.    In  the  event  that  the  Receiver  purchases  an  Asset  (and assumes the Related Liability) that it is not required to purchase pursuant to this Section 3.4, the Assuming Institution shall repurchase such Asset (and assume such Related Liability) from the Receiver at a price computed so as to achieve the same economic result as would apply if the Receiver had never purchased such Asset pursuant to this Section 3.4.

3.5.       Assets Not Purchased  by Assuming Institution.  The Assuming Institution does not purchase, acquire or assume, or (except as otherwise expressly provided in this Agreement) obtain an option to purchase, acquire or assume under this Agreement:

(a)        any  financial   institution   bonds,   banker's   blanket   bonds,   or  public liability, fire,  extended  coverage  insurance  policy,  bank  owned  life  insurance  or  any  other insurance policy of the Failed Bank, or premium refund, unearned premium derived from cancellation, or any proceeds payable with respect to any of the foregoing;

(b)       any  interest,  right,  action,  claim,  or judgment  against  (i)  any  officer, director, employee,  accountant,  attorney,  or  any  other  Person  employed  or  retained  by the Failed Bank or any Subsidiary of the Failed Bank on or prior to the Bank Closing Date arising out of any act or omission of such Person in such capacity, (ii) any underwriter of financial institution bonds, banker's  blanket bonds or any other insurance policy of the Failed Bank, (iii) any shareholder or holding company of the Failed Bank, or (iv) any other Person whose action or inaction may be related to any loss (exclusive of any loss resulting from such Person's failure to pay on a Loan made by the Failed Bank) incurred by the Failed Bank; provided that for the purposes hereof, the acts, omissions or other events giving rise to any such claim shall have occurred on or before the Bank Closing Date, regardless of when any such claim is discovered and regardless of whether any such claim is made with respect to a financial institution bond, banker's blanket bond, or any other insurance policy of the Failed Bank in force as of the Bank Closing Date;

(c)           prepaid regulatory assessments of the Failed Bank, if any;

(d)       legal or equitable interests in tax receivables of the Failed Bank, if any, including any claims arising as a result of the Failed Bank having entered into any agreement or otherwise  being joined  with  another  Person  with respect to the filing  of tax  returns or the payment of taxes;

(e)           amounts reflected  on the Failed Bank Records  as of the Bank Closing

Date as a general or specific loss reserve or contingency account, if any;

(f)        leased   or   owned   Bank   Premises   and   leased   or   owned   Fixtures, Proprietary Software, Furniture and Equipment located on leased or owned Bank Premises, and Specialty Assets located on leased or owned Bank Premises, if any; provided that the Assuming Institution does obtain an option under Sections 4.6, 4.7 or 4.8, as the case may be, with respect thereto;

(g)       owned Bank Premises which the Receiver, in its discretion, determines may contain environmentally hazardous substances;

(h)       any "goodwill," as such term is defined in the instructions to the report of condition  prepared  by  banks  examined  by  the  Corporation  in  accordance  with  12  C.F.R. § 304.3, and other intangibles (other than intellectual property);

          (i)           any criminal restitution or forfeiture orders issued in favor of the Failed Bank

            (j)           any and all prepaid fees or any other income as shown on the books and Records of the Failed Bank, but not taken into income as of the Bank Closing Date, associated with a line of business of the Failed Bank which is not assumed pursuant to this Agreement;

(k)           assets essential to the Receiver in accordance with Section 3.6;

(1)           any  banker's   bank  stock,  and  the  securities  listed  on  the  attached Schedule 3.5(1);

(m)           reserved;

(n)       prepaid  accounts  associated  with  any  contract  or  agreement  that  the Assuming Institution either does not directly assume pursuant to the terms of this Agreement nor has an option to assume under Section 4.8;

(o)       except with respect to any Federal Home Loan Bank loans, any contract pursuant to which the Failed Bank provides loan servicing for others;

(p)       all assets that were fully charged-off by the Failed Bank prior to the Bid Valuation  Date,  other  than  those  assets  that  were  secured  by  collateral  that  is  an  Asset purchased by the Assuming Institution under this Agreement; and

(q)           any Loan that was secured by collateral that is an asset retained by the Receiver under this Agreement.

3.6.           Retention or Repurchase of Assets Essential to Receiver.

(a)       The  Receiver  may  refuse  to  sell  to  the  Assuming  Institution,  or  the Assuming Institution agrees, at the request of the Receiver set forth in a written notice to the Assuming Institution, to sell, assign, transfer, convey, and deliver to the Receiver, all of the Assuming Institution's right, title and interest in and to, any Asset  or asset essential  to the Receiver as determined  by the Receiver in its discretion (together with all Credit Documents evidencing or pertaining thereto), which may include any Asset or asset that the Receiver determines to be:

(i)        made to an officer, director, or other Person engaging in the affairs of the Failed Bank, its Subsidiaries or Affiliates or any related entities of any of the foregoing;

(ii)       the subject of any investigation relating to any claim with respect to any item described in Section 3.5(a) or (b), or the subject of, or potentially the subject of, any legal proceedings;

(iii)      made  to  a  Person  who  is  an  Obligor  on  a loan  owned  by  the Receiver or the Corporation in its corporate capacity or its capacity as receiver of any institution;
(iv)           secured by collateral which also secures any asset owned  by the Receiver; or

(v)       related  to  any  asset  of  the  Failed  Bank  not  purchased  by  the Assuming Institution under this Article III or any liability of the Failed Bank not assumed by the Assuming Institution under Article II.

(vi)      Each  such  Asset  or  asset  purchased  by  the  Receiver  shall  be purchased  at a price  equal to the Repurchase  Price  thereof  less the Related  Liability Amount with respect to any Related Liabilities related to such Asset or asset, in each case determined  as of the date of the notice provided  by the Receiver pursuant to Section

3.6(a). The Receiver shall pay the Assuming Institution not later than the twentieth (20th) Business Day following  receipt of related Credit  Documents  and Credit Files together with interest on such  amount  at the Settlement  Interest  Rate for the period from  and including the date of receipt of such documents to and including the day preceding the day  on  which  payment  is  made.  The  Assuming  Institution  agrees  to  administer  and manage each such Asset or asset in accordance with usual and prudent banking standards and business practices until each such Asset or asset is purchased by the Receiver. All transfers with respect to Asset or assets under this Section 3.6 shall be made as provided in  Section  9.6.  The  Assuming  Institution  shall  transfer  all  such  Assets  or assets  and Related Liabilities  to the Receiver without recourse,  and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset or asset, as provided in Section 12.4.

3.7.      Receiver's  Offer to Sell Withheld  Loans.  For the period of thirty (30)  days commencing the day after the Bank Closing Date, the Receiver may sell, in its sole and absolute discretion, and the Assuming Institution, may purchase, in its sole and absolute discretion, any Loans initially withheld from sale to the Assuming Institution pursuant to Sections 3.5 or 3.6 of this Agreement. The purchase price for such Loan shall be the Book Value as of the Bank Closing Date, adjusted (i) for any advances and interest on such Loan after the Bank Closing Date, (ii) by subtracting the total amount received by the Assuming Institution for such Loan after the Bank Closing Date, and (iii) by adding total disbursements of principal made by the Receiver and not otherwise included in the Book Value.  Except for the sales price, Loans sold under this section will be treated as if initially sold under Section 3.1 of this Agreement, and will be subject to all relevant terms of this Agreement except that the Loans purchased pursuant to this Section 3.7 shall not be included in the calculation of the pro rata Asset discount or pro rata Asset premium utilized for the repurchase of other Assets. No Loan purchased pursuant to this Section 3.7 shall be a Shared-Loss Loan pursuant to the Shared-Loss Agreements unless (i) it is cross-collateralized with a Shared-Loss Loan purchased pursuant to this Agreement and (ii) it otherwise meets the definition of Shared-Loss Loan in the applicable Shared-Loss Agreement. Payment for Loans sold under this Section 3.7 will be handled through the settlement process pursuant to Article VIII.

ARTICLE IV.      ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS.

4.1.      Continuation  of Banking  Business.  For the period commencing on the first banking Business Day after the Bank Closing Date and ending on the first anniversary of the Bank Closing Date, the Assuming Institution will provide full service banking in the trade area of the Failed Bank.  Thereafter, the Assuming Institution may cease providing such banking services in the trade area of the Failed Bank, provided the Assuming Institution has received all necessary regulatory approvals, including the approval of the Receiver and, if applicable, the Corporation. At the option of the Assuming Institution, such banking services may be provided at any or all of the Bank Premises, or at other premises within such trade area, as determined by the Receiver. The Assuming Institution may open, close or sell branches upon receipt of the necessary regulatory approvals, provided that the Assuming Institution or its successors continue to provide banking services in the trade area during the period specified in this Section 4.1. The Assuming Institution will pay to the Receiver, upon the sale of a branch or branches within the year following the date of this Agreement, fifty percent (50%) of any franchise premium in excess of the franchise premium paid by the Assuming Institution with respect to such branch or branches.

4.2.      Credit Card Business.   The Assuming Institution agrees to honor and perform, from and after the Bank Closing Date, all duties and obligations with respect to the Failed Bank's credit card business (including issuer or merchant acquirer) debit card business, stored value and gift card business, and/or processing related to credit cards, if any, and assumes all extensions of credit or balances outstanding as of the Bank Closing Date with respect to these lines of business. The obligations undertaken pursuant to this Section do not include loyalty, reward, affinity, or other similar programs related to the credit and debit card businesses.

4.3.      Safe  Deposit  Business.  The  Assuming  Institution  assumes  and  agrees  to discharge, from and after the Bank Closing Date, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to all Safe Deposit Boxes, if any, of the Failed Bank and to maintain all of the necessary facilities for the use of such boxes by the renters thereof during the period for which such boxes have been rented and the rent therefor paid to the Failed Bank, subject to the provisions of the rental agreements between the Failed Bank and the respective renters of ·such boxes; provided, that the Assuming Institution may relocate the Safe Deposit Boxes of the Failed Bank to any office of the Assuming Institution located in the trade area of the branch of the Failed Bank in which such Safe Deposit Boxes were located, as determined by the Receiver. The Safe Deposit Boxes shall be located and maintained in such trade area for a minimum of one year from the Bank Closing Date.

4.4.      Safekeenin2: Business.    The Receiver transfers, conveys and delivers to  the Assuming Institution and the Assuming Institution accepts all securities and other items, if any, held by the Failed Bank in safekeeping for its customers as of the Bank Closing Date. The Assuming Institution assumes and agrees to honor and discharge, from and after the Bank Closing Date, the duties and obligations of the Failed Bank with respect to such securities and items held in safekeeping. The Assuming Institution shall provide to the Receiver written verification of all assets held by the Failed Bank for safekeeping within sixty (60) days after the Bank Closing Date.  The assets held for safekeeping by the Failed Bank shall be held and maintained by the Assuming Institution in the trade area of the Failed Bank for a minimum of one year from the Bank Closing Date. At the option of the Assuming Institution, the safekeeping business may be provided at any or all of the Bank Premises, or at other premises within such trade area, as determined by the Receiver. The Assuming Institution shall be entitled to all rights and benefits which accrue after the Bank Closing Date with respect to securities and other items held in safekeeping.

4.5.           Trust Business.

(a)       Assuming  Institution  as  Successor.  The  Assuming  Institution  shall, without further transfer, substitution, act or deed, to the full extent permitted by law, succeed to the rights, obligations, properties, assets, investments, deposits, agreements, and trusts of the Failed Bank under trusts, executorships, administrations, guardianships, and agencies, and other fiduciary or representative capacities, all to the same extent as though the Assuming Institution had assumed the same from the Failed Bank prior to the Bank Closing Date; provided, that any liability based on the misfeasance, malfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business is not assumed hereunder.

(b)       Wills  and  Appointments. The Assuming Institution shall, to  the  full extent permitted by law, succeed to, and be entitled to take and execute, the appointment to all executorships, trusteeships, guardianships and other fiduciary or representative capacities to which the Failed Bank is or may be named in wills, whenever probated, or to which the Failed Bank is or may be named or appointed by any other instrument.

(c)       Transfer of Trust Business. In the event additional proceedings of any kind are necessary to accomplish the transfer of such trust business, the Assuming Institution agrees that, at its own expense, it will take whatever action is necessary to accomplish such transfer. The Receiver agrees to use reasonable efforts to assist the Assuming Institution in accomplishing such transfer.

(d)       Verification of Assets. The Assuming Institution shall provide to the Receiver written verification of the assets held in connection with the Failed Bank's  trust business within sixty (60) days after the Bank Closing Date.

4.6.           Bank Premises.

(a)       Option to Purchase. Subject to Section 3.5, the Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after the Bank Closing Date to purchase  any or all owned Bank Premises, including  all Fixtures, Furniture  and Equipment  located on the Bank Premises. The Assuming  Institution shall give written notice to the Receiver within the option period of its election to purchase or not to purchase  any of the owned  Bank Premises.  Any purchase  of such premises shall  be effective as of the date of the Bank Closing Date and such purchase shall be consummated as soon as practicable thereafter, and in no event later than the Settlement Date.  If the Assuming Institution gives notice of its election not to purchase one or more of the owned Bank Premises for which there is not a fixed price within seven (7) days of the Bank Closing Date, then, notwithstanding any other provision of this Agreement to the contrary, the Assuming Institution shall not be liable for any of the costs or fees associated with Fair Market Value appraisals for such Bank Premises and associated Fixtures, Furniture and Equipment.

(b)       Option to Lease. The Receiver hereby grants to the Assuming Institution an exclusive  option for the period of ninety  (90) days commencing  the day after the Bank Closing Date to cause the Receiver to assign to the Assuming Institution any or all leases for leased  Bank  Premises,  if  any,  which  have  been  continuously  occupied  by  the  Assuming Institution from the Bank Closing Date to the date it elects to accept an assignment of the leases with respect thereto to the extent such leases can be assigned; provided that the exercise of this option with respect to any lease must be as to all premises or other property subject to the lease. To the extent the lease payments provided for in any assigned lease are minimal in relation to the  current  market  rate,  and  the  value  of  that  difference  is  not  otherwise  reflected  in  the purchase of the associated  Fixtures, the Assuming  Institution  agrees to pay the Receiver the Fair  Market  Value  of  the  Receiver's   interest  in  any  such  assigned  lease.  The  Assuming Institution shall give notice to the Receiver within the option period of its election to accept or not to accept an assignment of any or all leases (or enter into new leases in lieu thereof).  The Assuming  Institution  agrees to assume  all leases  assigned  (or enter into new  leases in lieu thereof) pursuant to this Section 4.6.  If the Assuming Institution gives notice of its election not to accept an assignment of a lease for one or more of the leased Bank Premises within seven (7) days of the Bank Closing Date, then, notwithstanding any other provision of this Agreement to the contrary, the Assuming Institution shall not be liable for any of the costs or fees associated with Fair Market Value appraisals for the Fixtures, Furniture and Equipment located on such leased Bank Premises.

(c)       Facilitation.       The   Receiver   agrees   to   facilitate   the   assumption, assignment or sublease of leases or the negotiation of new leases by the Assuming Institution; provided that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties

(d)       Occupancy.   The Assuming Institution shall give the Receiver fifteen (15) days prior written notice of its intention to vacate prior to vacating any leased Bank Premises with respect to which the Assuming Institution has not exercised the option provided in Section 4.6(b). Any such notice shall be deemed to terminate the Assuming Institution's option with respect to such leased Bank Premises.

(e)           Occupancy Costs.

(i)       The Assuming Institution agrees to pay to the Receiver, or to appropriate third parties at the direction of the Receiver, during and for the period of any occupancy by it of (x) owned Bank Premises the market rental value, as determined by the appraiser selected in accordance with the definition of Fair Market Value, and all operating costs, and (y) leased Bank Premises, all operating costs with respect thereto and to comply with all relevant terms of applicable leases entered into by the Failed Bank, including without limitation the timely payment of all rent. Operating costs include, without limitation all taxes, fees, charges, maintenance, utilities, insurance and assessments, to the extent not included in the rental value or rent. If the Assuming Institution elects to purchase any owned Bank Premises in accordance with Section

4.6(a), the amount of any rent paid (and taxes paid to the Receiver which have not been paid to the taxing authority and for which the Assuming Institution assumes liability) by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof.

(ii)      The Assuming Institution agrees during the period of occupancy by it of owned or leased Bank Premises, to pay to the Receiver rent for the use of all owned or leased Furniture and Equipment and all owned or leased Fixtures located on such Bank Premises for the period of such occupancy. Rent for such property owned by the Failed Bank shall be the market rental value thereof, as determined by the Receiver within sixty (60) days after the Bank Closing Date. Rent for such leased property shall be an amount equal to any and all rent and other amounts which the Receiver incurs or accrues as an obligation or is obligated to pay for such period of occupancy pursuant to all leases and contracts with respect to such property. If the Assuming Institution purchases any owned Furniture and Equipment or owned Fixtures in accordance with Section 4.6(f) or 4.6(h), the amount of any rents paid by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof.

(f)       Certain  Requirements as  to  Fixtures,  Furniture  and  Equipment and Certain Specialty Assets.   If the Assuming Institution purchases owned Bank Premises (including any Bank Premise(s) purchased at the fixed price shown on the Bid Form) or accepts an assignment of the lease (or enters into a sublease or a new lease in lieu thereof) for leased Bank Premises as provided in Section 4.6(a) or 4.6(b), or if the Assuming Institution does not exercise such option but within twelve (12) months following the Bank Closing Date obtains the right to occupy all or any portion of such premises (whether by assignment, lease, sublease, purchase or otherwise), other than in accordance with Section 4.6(a) or 4.6(b), the Assuming Institution shall (i) effective as of the Bank Closing Date, purchase from the Receiver all Fixtures, Furniture and Equipment, and all Specialty Assets with an appraised value as determined in accordance with Section 4.6G) of less than $10,000, owned by the Failed Bank at Fair Market Value and located on such portion as of the Bank Closing Date, (ii) accept an assignment or a sublease of the leases or negotiate new leases for all Fixtures, Furniture and Equipment leased by the Failed Bank and located on such portion, and (iii) if applicable, accept an assignment or a sublease of any ground lease or negotiate a new ground lease with respect to any land on which such portion of Bank Premises are located; provided that the Receiver shall not have disposed of such Fixtures, Furniture and Equipment or repudiated the leases referred to in clause (ii) or (iii).

(g)           Vacating Premises.

(i)        If the Assuming Institution elects not to purchase any owned Bank Premises, the notice of such election in accordance with Section 4.6(a) shall specify the date upon which the Assuming Institution's occupancy of such premises shall terminate, which date shall not be later than one hundred eighty (180) days after Bank Closing Date. The Assuming Institution shall be responsible for promptly relinquishing and releasing to the Receiver  such premises and the Fixtures,  Furniture and Equipment  located thereon which existed at the time of the Bank Closing Date, in the same condition as at the Bank Closing Date and at the premises where they were inventoried at the Bank Closing Date, normal  wear and tear  excepted. Any  of the  aforementioned  which  is missing  will be charged to the Assuming Institution at the item's Fair Market Value as determined in accordance with this Agreement.  By occupying any such premises after the expiration of such  one  hundred  eighty  (180)-day   period,  the  Assuming  Institution  shall,  at  the Receiver's  option, (x) be deemed to have agreed to purchase such Bank Premises, and to assume  all  leases,  obligations  and  liabilities   with  respect  to  leased   Furniture  and Equipment and leased Fixtures located thereon and any ground lease with respect to the land on which such premises are located, and (y) be required to purchase all Fixtures, Furniture and Equipment owned by the Failed Bank and located on such premises as of the Bank Closing Date.

(ii)       If the Assuming  Institution  elects not to accept an assignment of the lease or sublease any leased Bank Premises, the notice of such election in accordance with  Section  4.6(b)  shall  specify  the  date  upon  which  the  Assuming   Institution's occupancy  of such leased Bank Premises  shall terminate, which date shall not be later than  one  hundred  eighty  (180)  days  after  Bank  Closing  Date.  Upon  vacating  such premises, the Assuming Institution shall be liable for relinquishing and releasing to the Receiver such premises and the Fixtures and the Furniture and Equipment located thereon which existed at the time of the Bank Closing Date, in the same condition as at the Bank Closing Date, and at the premises where they were inventoried at Bank closing, normal wear and tear excepted. Any of the aforementioned  which is missing will be charged to the Assuming  Institution  at the item's  Fair Market Value as determined  in accordance with this Agreement.  By failing to provide notice of its intention to vacate such premises prior to the expiration of the option period specified in Section 4.6(b), or by occupying such  premises  after  the  one hundred  eighty  (180)-day  period  specified  above  in this Section 4.6(g)(ii), the Assuming Institution shall, at the Receiver's  option, (x) be deemed to  have  assumed  all leases,  obligations  and  liabilities  with  respect  to  such  premises (including any ground lease with respect to the land on which premises are located), and leased Furniture and Equipment and leased Fixtures located thereon in accordance with this Section 4.6 (unless the Receiver previously  repudiated any such lease), and (y) be required to purchase all Fixtures, Furniture and Equipment owned by the Failed Bank at Fair Market Value and located on such premises as of the Bank Closing Date.

(h)       Furniture and Equipment and Certain Other Equipment.  The Receiver hereby grants to the Assuming Institution an option to purchase all Furniture and Equipment owned by the Failed Bank at Fair Market Value and located at any leased or owned Bank Premises that the Assuming Institution elects to vacate or which it could have, but did not occupy, pursuant to this Section 4.6; provided that, the Assuming Institution shall give the Receiver notice of its election to purchase such property at the time it gives notice of its intention to vacate such Bank Premises or within ten (10) days after the Bank Closing Date for Bank Premises it could have, but did not, occupy.

(i)           Option  to  Put  Bank  Premises  and  Related  Fixtures,  Furniture  and Equipment.

(i)           For a period of ninety (90) days following the Bank Closing Date,

the Assuming Institution shall be entitled to require the Receiver to purchase any Bank Premises that  is  owned,  directly  or  indirectly, by  an  Acquired Subsidiary and  the purchase price paid by the Receiver shall be the Fair Market Value of the Bank Premises.

(ii)      If  the  Assuming  Institution  elects  to  require  the  Receiver  to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary, the Assuming Institution shall also have the option, exercisable within the same ninety (90) day time period, to require the Receiver to purchase any Fixtures, Furniture and Equipment that is owned, directly or indirectly, by an Acquired Subsidiary which is located on such Bank Premises and was utilized by the Failed Bank for banking purposes. The purchase price paid by the Receiver shall be the Fair Market Value of the Fixtures, Furniture and Equipment purchased.

(iii)     In the event the Assuming Institution elects to exercise its options under this Section 4.6(i), the Assuming Institution shall pay to the Receiver occupancy costs in accordance with Section 4.6(e) and shall vacate the Bank Premises in accordance with Section 4.6(g)(i).

(iv)      Regardless of whether the Assuming Institution exercises any of its options under this Section 4.6(i), the purchase price for the Acquired Subsidiary shall be adjusted by the difference between the Fair Market Value of the Bank Premises and Fixtures, Furniture and Equipment utilized by the Failed Bank for banking purposes and their respective Book Value as reflected of the books and records of the Acquired Subsidiary.  Such adjustment shall be made in accordance with Article VIII of this Agreement.

G)           Option to Purchase Specialty Assets.

(i)        The  Receiver  hereby  grants  to  the  Assuming  Institution  an exclusive option for the period of thirty (30) days commencing the day after the Receiver provides the Assuming Institution the appropriate appraisal to purchase at Fair Market Value all, some or none of the Specialty Assets.

(ii)       The cost of the Specialty Asset appraisals shall be shared equally by the Receiver and the Assuming Institution.  If the Assuming Institution gives notice of its election not to purchase one or more of the Specialty Assets within seven (7) days of the Bank Closing Date, the Assuming Institution shall not be liable for any of the costs or fees associated with Fair Market Value appraisals for such Specialty Asset.

(k)     Data Removal. The Assuming Institution shall, prior to returning any automated teller machine to Receiver and unless otherwise requested by the Receiver, (i) remove all data from that automated teller machine and (ii) provide a written statement to the Receiver that all data has been removed in a manner that renders it unrecoverable.

4.7.           Agreement with Respect to Leased Data Management Equipment.

(a)       Option.  The  Receiver  hereby  grants  to  the  Assuming  Institution  an exclusive option for the period of ninety (90) days commencing the day after Bank Closing to accept an assignment from the Receiver of all Leased Data Management Equipment.

(b)       Notices Regarding Leased Data Management Equipment. The Assuming Institution  shall (i) give written notice to the Receiver  within the option  period specified  in Section 4.7(a) of its intent to accept or decline an assignment or sublease of all Leased Data Management  Equipment and promptly accept an assignment or sublease of such Leased Data Management  Equipment,  and (ii) give  written  notice to the appropriate  lessor(s)  that it has accepted  an assignment or sublease of any such Leased Data Management  Equipment that is subject to a lease.

(c)       Facilitation by Receiver. The Receiver agrees to facilitate the assignment or sublease of Leased Data Management Equipment or the negotiation of new leases or license agreements by the Assuming Institution; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third  party  in  connection  with  facilitating  any  such  assumption,  assignment,  sublease  or negotiation or commit to any other obligations to third parties.

(d)       Operating Costs. The Assuming Institution  agrees, during its period  of use of any Leased Data Management Equipment, to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of any existing Leased Data Management Equipment leases entered into by the Failed Bank, including  without  limitation the timely payment  of all rent, taxes, fees, charges, maintenance, utilities, insurance and assessments.

(e)       Assuming Institution's Obligation. The Assuming  Institution  shall, not later than fifty (50) days after giving the notice provided in Section 4.7(b), (i) relinquish and release to the Receiver or, at the direction of the Receiver, to a third party, all Leased Data Management  Equipment,  in  the  same  condition  as at Bank  Closing,  normal  wear  and  tear excepted, or (ii) accept an assignment or a sublease of any existing Leased Data Management lease  or negotiate  a new  lease or  license  agreement  under this  Section  4.7  with  respect  to Leased Data Management Equipment.

(f)        Data  Removal.  The  Assuming  Institution  shall,  prior to returning  any Leased  Data  Management   Equipment,   and  unless  otherwise  requested   by  the  Receiver, (i) remove all data from  the Leased Data Management  Equipment  and (ii) provide a written statement  to  the  Receiver  that  all  data  has  been  removed  in  a  manner  that  renders  it unrecoverable.

4.8.           Certain Existing Agreements.

(a)       Assumption of Agreements. Subject to the provisions of Section 4.8(b), with  respect  to  agreements  existing  as  of  the  Bank  Closing  Date  which  provide  for  the rendering of services by or to the Failed Bank, within ninety (90) days after the Bank Closing Date, the Assuming  Institution  shall give the  Receiver  written  notice  specifying  whether  it elects to assume or not to assume each such agreement. Except as may be otherwise provided in this  Article  IV,  the  Assuming  Institution  agrees  to  comply  with  the  terms  of  each  such agreement for a period commencing on the day after the Bank Closing Date and ending on: (i) in the case of an agreement that provides for the rendering of services by the Failed Bank, the date which is ninety (90) days after the Bank Closing Date, and (ii) in the case of an agreement that provides for the rendering of services to the Failed Bank, the date which is thirty (30) days after the Assuming  Institution  has given notice to the Receiver of its election not to assume such  agreement;  provided  that  the  Receiver  can  reasonably  make  such  service  agreements available  to  the  Assuming  Institution.  The  Assuming  Institution  shall  be  deemed  by  the Receiver to have assumed  agreements for which no notification is timely given. The Receiver agrees to assign, transfer,  convey and deliver to the Assuming  Institution  all right, title  and interest  of  the  Receiver,  if  any,  in  and  to  agreements  the  Assuming  Institution  assumes hereunder. In the event the Assuming Institution elects not to accept an assignment of any lease (or sublease) or negotiate a new lease for leased Bank Premises under Section 4.6 and does not otherwise occupy such premises, the provisions of this Section 4.8(a) shall not apply to service agreements related to such premises. The Assuming Institution agrees, during the period it has the use or benefit of any such agreement, promptly to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of such agreement.

(b)      Excluded Agreements. The provisions of Section 4.8(a) regarding the Assuming Institution's election to assume or not assume certain agreements shall not apply to (i) agreements pursuant to which the Failed Bank provides loan servicing for others or loan servicing is provided  to the Failed Bank by others,  (ii) agreements  maintained  between  the Failed Bank and MERSCORP, Inc., or its wholly owned subsidiary, Mortgage Electronic Registration Systems, Inc., (iii) agreements that are subject to Sections 4.1 through 4.7 and any insurance policy or bond referred to in Section 3.5(a) or other agreement specified in Section

3.5 and (iv) consulting,  management  or employment  agreements,  if any, between the Failed Bank and its employees or other Persons. Except as otherwise expressly set forth elsewhere in this Agreement, the Assuming Institution does not assume any liabilities or acquire any rights under any of the agreements described in this Section 4.8(b).

4.9.     Informational Tax Reporting.  The Assuming Institution agrees to perform all obligations  of  the  Failed  Bank  with  respect  to  Federal  and  State  income  tax  informational reporting related to (i) the Assets and the Liabilities  Assumed, (ii) deposit accounts that were closed and loans that were paid off or collateral obtained with respect thereto prior to the Bank Closing Date, (iii) miscellaneous  payments made to vendors of the Failed Bank, and (iv) any other asset or liability of the Failed Bank, including, without limitation, loans not purchased and

Deposits not assumed by the Assuming Institution, as may be required by the Receiver.

4.10.           Insurance.

(a)       Assuming Institution to Insure. The Assuming Institution will obtain and maintain insurance coverage acceptable to the Receiver (including public liability, fire, and extended coverage insurance) naming the Assuming Institution as the insured and the Receiver as additional insured, effective from and after the Bank Closing Date, with respect to all (i) Bank Premises that the Assuming Institution occupies, and (ii) Fixtures, Furniture and Equipment and Leased Data Management Equipment located on those Bank Premises.

(b)       Rights of Receiver.  If the Assuming Institution at any time from or after Bank Closing Date fails to (i) obtain or maintain any of the insurance policies required by Section 4.1O(a), (ii) pay any premium in whole or in part related to those insurance policies, or (iii) provide evidence of those insurance policies acceptable to the Receiver, then the Receiver may in its sole and absolute discretion, without notice, and without waiving or releasing any obligation or liability of the Assuming Institution, obtain and maintain insurance policies, pay insurance premiums and take any other actions with respect to the insurance coverage as the Receiver deem advisable.  The Assuming Institution will reimburse the Receiver for all sums disbursed in connection with this Section 4.10(b).

4.11.           Office Space for Receiver and Corporation; Certain Payments.

(a)       FDIC Office Space. For the period commencing on the day following the Bank Closing Date and ending on the one hundred eightieth (180th) day following the Bank Closing Date, the Assuming Institution will provide to the Receiver and the Corporation, without charge, adequate and suitable office space (including parking facilities and vault space), furniture, equipment (including photocopying and telecopying machines), email accounts, network access and technology resources (such as shared drive), and utilities (including local telephone service and fax machines) (collectively, "FDIC Office Space") at the Bank Premises occupied by the Assuming Institution for the Receiver and the Corporation to use in the discharge of their respective functions with respect to the Failed Bank.

(b)       Receiver's Right to Extend. Upon written notice by the Receiver or the Corporation, for the period commencing on the one hundred eighty first (181st) day following the Bank Closing Date and ending no later than the three hundred and sixty-fifth (365th) day following the Bank Closing Date, the Assuming Institution will continue to provide to the Receiver and the Corporation FDIC Office Space at the Bank Premises. During the period from the 181st day following the Bank Closing Date until the day the FDIC and the Corporation vacate FDIC Office Space, the Receiver and the Corporation will pay to the Assuming Institution their respective pro rata share (based on square footage occupied) of (A) the market rental value for the applicable owned Bank Premises or (B) actual rent paid for applicable leased Bank Premises.

(c)       Receiver's   Relocation  Right.  If  the  Receiver   or  the  Corporation determine that the space provided by the Assuming Institution is inadequate or unsuitable, the Receiver and the Corporation may relocate to other quarters having adequate and suitable FDIC Office Space and the costs of relocation shall be borne by the Assuming Institution and any rental and utility costs  for the balance  of the period  of occupancy  by the Receiver  and the

Corporation shall paid in accordance with 4.11(b).

(d)       Expenditures. The Assuming Institution will pay such bills and invoices on behalf of the Receiver and the Corporation as the Receiver or the Corporation may direct for the period beginning on the date of the Bank Closing Date and ending on Settlement Date. The Assuming Institution shall submit its requests for reimbursement of such expenditures pursuant to Article VIII of this Agreement.

4.12.           Continuation  of Group Health Plan Coverage for Former Employees  of the

Failed Bank.

(a)        Continuation  Coverage.  The  Assuming  Institution  agrees  to  assist  the Receiver,  as provided  in this  Section  4.12,  in  offering  individuals  who  were  employees  or former employees of the Failed Bank, or any of its Subsidiaries, and who, immediately prior to the Bank Closing Date, were receiving, or were eligible to receive, health insurance coverage or health insurance continuation coverage from the Failed Bank ("Eligible Individuals"), the opportunity to obtain health insurance coverage in the Corporation's Federal Insurance Administration Continuation Coverage Plan which provides for health insurance continuation coverage to such Eligible Individuals and other persons· who are qualified beneficiaries of the Failed  Bank  ("Qualified  Beneficiaries")  as  defined  in  the  Employee  Retirement  Income Security  Act  of  1974,  as  amended  ("ERISA") § 607,  29  U.S.C.  § 1167.  The  Assuming Institution shall consult  with the Receiver and not later than five (5) Business Days after the Bank Closing Date shall provide written notice to the Receiver of the number (if available), identity (if available) and addresses (if available) of the Eligible Individuals who are Qualified Beneficiaries of the Failed Bank and for whom a "qualifying  event" (as defined in ERISA §

603, 29 U.S.C. § 1163) has occurred and with respect to whom the Failed Bank's  obligations under Part 6 of Subtitle B of Title I of ERISA, 29 U.S.C. §§ 1161-1169 have not been satisfied in full, and such other information as the Receiver may reasonably require. The Receiver shall cooperate with the Assuming  Institution in order to permit it to prepare such notice and shall provide to the Assuming Institution such data in its possession as may be reasonably required for purposes of preparing such notice.

(b)       Qualified  Beneficiaries:  Expenses.  The Assuming Institution  shall take such further action to assist the Receiver in offering the Eligible Individuals who are Qualified Beneficiaries of the Failed Bank the opportunity to obtain health insurance coverage in the Corporation's  Federal Insurance  Administration  Continuation  Coverage Plan as the Receiver may direct. All expenses incurred and paid by the Assuming Institution (i) in connection with the obligations of the Assuming Institution under this Section 4.12, and (ii) in providing health insurance continuation coverage to any Eligible Individuals who are hired by the Assuming Institution  and  such  employees'   Qualified  Beneficiaries  shall  be  borne  by  the  Assuming Institution.

(c)       Employee  List.   No later  than  five  (5)  Business  Days  after  the  Bank Closing Date, the Assuming Institution shall provide the Receiver with a list of all Failed Bank employees the Assuming Institution will not hire.  Unless otherwise agreed, the Assuming Institution shall pay all salaries and payroll costs for all Failed Bank employees until the list is provided  to  the  Receiver.    The  Assuming  Institution  shall  be responsible  for  all  costs  and expenses (i.e., salary, benefits, etc.) associated with all other employees not on that list from and after the date of delivery of the list to the Receiver.  The Assuming Institution shall offer to the Failed Bank employees it retains employment benefits comparable to those the Assuming Institution, offers its current employees.

(d)      No Third Party Beneficiaries.   This Section 4.12 is for the sole and exclusive benefit of the parties to this Agreement, and for the benefit of no other Person (including any former employee of the Failed Bank or any Subsidiary thereof, Eligible Individual or Qualified Beneficiary of such former employee). Nothing in this Section 4.12 is intended by the parties, or shall be construed, to give any Person (including any former employee of the Failed Bank or any Subsidiary thereof, Eligible Individual or Qualified Beneficiary of such former employee) other than the Corporation, the Receiver and the Assuming Institution, any legal or equitable right, remedy or claim under or with respect to the provisions of this Section 4.12.

4.13.   Interim Asset Servicing.  At any time after the Bank Closing Date, the Receiver may establish on its books an asset pool(s) and may transfer to such asset pool(s) (by means of accounting entries on the books of the Receiver) all or any assets and liabilities of the Failed Bank which are not acquired by the Assuming Institution, including, without limitation, wholly unfunded Commitments and assets and liabilities which may be acquired, funded or originated by the Receiver subsequent to the Bank Closing Date. The Receiver may remove assets (and liabilities) from or add assets (and liabilities) to such pool(s) at any time in its discretion. At the option of the Receiver, the Assuming Institution agrees to service, administer and collect such pool assets in accordance with, and for the term set forth in, Exhibit 4.13.

4.14.           Reserved.

4.15.           Loss Sharing.

This Agreement includes no Shared-Loss Agreements.

ARTICLEV.                           DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK.

5.1.     Payment of Checks, Drafts, Orders and Deposits.  Subject to Section 9.5, the Assuming Institution agrees to pay all properly drawn checks, drafts, withdrawal orders and Assumed Deposits of depositors of the Failed Bank presented for payment, whether drawn on the check or draft forms provided by the Failed Bank or by the Assuming Institution, to the extent that the Deposit balances to the credit of the respective makers or drawers assumed by the Assuming Institution under this Agreement are sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to the Deposit balances due and owing to the depositors of the Failed Bank assumed by the Assuming Institution under this Agreement.

5.2.     Certain Agreements Related to Deposits.  Except as may be modified pursuant to Section 2.2, the Assuming Institution agrees to honor the terms and conditions of any written escrow or loan servicing agreement or other similar agreement relating to a Deposit liability assumed by the Assuming Institution pursuant to this Agreement.

5.3.           Notice to Depositors.

(a)       Assumption of Deposits.  Within seven (7) days after the Bank Closing Date, the Assuming Institution shall give notice by mail to each depositor of the Failed Bank of (i) the assumption of the Deposit liabilities of the Failed Bank, and (ii) the procedures to claim Deposits (the Receiver shall provide item (ii) to Assuming Institution).   The Assuming Institution shall also publish notice of its assumption of the Deposit liabilities of the Failed Bank in a newspaper of general circulation in the county or counties in which the Failed Bank was located.

(b)      Notice to Depositors. Within seven (7) days after the Bank Closing Date, the Assuming Institution shall give notices by mail to each depositor of the Failed Bank, as required under Section 2.2.

(c)       Fee Schedule.    If  the  Assuming Institution proposes to  charge fees different from those fees formerly charged by the Failed Bank, the Assuming Institution shall include its fee schedule in its mailed notice.

(d)      Approval of Notices and Publications. The Assuming Institution shall obtain approval of all notices and publications required by this Section 5.3 from counsel for the Receiver prior to mailing or publication.

(e)       Validation. To validate the notice requirements outlined in Section 5.3, the Assuming Institution shall provide the Receiver (i) an Affidavit of Publication to meet the publication requirements outlined in  Section 5.3(a) and (ii) the  Assuming Institution will prepare an Affidavit of Mailing in a form substantially similar to Exhibit 2.3B after mailing the seven (7) day Notice to Depositors as required under Section 5.3(b).

ARTICLE VI.                           RECORDS.

6.1.      Transfer  of Records.   In accordance with Sections 2.1 and 3.1, the Receiver assigns, transfers, conveys and delivers to the Assuming Institution, whether located on Bank Premises occupied or not occupied by the Assuming Institution or at any other location, any and all Records of the Failed Bank, other than the following:

(a)       Records pertaining to former employees of the Failed Bank who were no longer employed by the Failed Bank as of the Bank Closing Date and Records pertaining to employees of the Failed Bank who were employed by the Failed Bank as of the Bank Closing Date and for whom the Receiver is unable to obtain a waiver to release such Records to the Assuming Institution;

(b)       Records pertaining to (i) any asset or liability of the Failed Bank retained by the Receiver, or (ii) any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement; and

(c)           any other Records as determined by the Receiver.

6.2.      Transfer  of Assigned  Records.    The Receiver shall transfer to the Assuming Institution all Records described in Section 6.1 as soon as practicable on or after the date of this Agreement.

6.3.           Preservation of Records.

(a)           Assuming  Institution  Records  Retention.                                                                        The  Assuming  Institution agrees that it will preserve and maintain for the joint benefit of the Receiver, the Corporation and the Assuming Institution, all Records of which it has custody. The Assuming Institution shall have the primary responsibility to respond to subpoenas, discovery requests, and other Module I - Whole Bank w/ Optional Shared Loss Agreements30 PALM DESERT NATIONAL BANK similar official inquiries and customer requests for lien releases with respect to the Records of which  it  has  custody.     With  respect  to  its  obligations  under  this  Section  6.3  regarding Electronically Stored Information, the Assuming Institution will complete the Data Retention Catalog attached hereto as Schedule 6.3 and submit it to the Receiver within thirty (30) days following the Bank Closing Date.

(b)       Destruction  of Certain Records.   With regard to all Records of which it has custody which are  at least  ten  (10)  years old as of the  date  of the appointment  of the Receiver, the Assuming Institution agrees to request written permission to destroy such records by submitting a written request to destroy, specifying precisely which records are included in the request, to DRR- Records Manager, CServiceFDICDAL@FDIC.gov.

(c)       Destruction  of Records After Six Years.   With regard to all Records of which it has custody which have been maintained in the custody of the Assuming Institution after six (6) years from the date of the appointment of the Receiver, the Assuming Institution agrees to request written permission to destroy such records by submitting a written request to destroy, specifying  precisely  which  records  are  included  in  the  request,  to  DRR-  Records Manager, CServiceFDICDAL@FDIC.gov.

6.4.      Access to  Records;  Copies.    The  Assuming  Institution  agrees to  permit  the Receiver  and  the  Corporation  access  to  all  Records  of  which  the  Assuming  Institution  has custody, and to use, inspect, make extracts from or request copies of any such Records in the manner and to the extent requested, and to duplicate, in the discretion of the Receiver or the Corporation, any Record pertaining to Deposit account relationships;  provided that in the event that the Failed Bank maintained one or more duplicate copies of such Records, the Assuming Institution hereby assigns, transfers, and conveys to the Corporation  one such duplicate copy of each such Record without cost to the Corporation, and agrees to deliver to the Corporation all Records assigned and transferred to the Corporation under this Article VI as soon as practicable on or after the date of this Agreement. The party requesting a copy of any Record shall bear the cost (based on standard accepted industry charges to the extent applicable, as determined by the Receiver)  for  providing  such  duplicate  Records.  A copy  of  each  Record  requested  shall  be provided as soon as practicable by the party having custody thereof.

6.5.      Right of Receiver or Corporation to Audit.    The Receiver or the Corporation, their respective agents,  contractors  and employees, may  (but  are not required to) perform  an audit to determine the Assuming  Institution's  compliance with this Agreement at any time, by providing not less than ten (10) Business Days prior notice. The scope and duration of any such audit shall be at the discretion  of the Receiver  or the Corporation,  as the case may be.   The Receiver or the Corporation, as the case may be, shall bear the expense of any such audit. In the event that any corrections are necessary as a result of such an audit, the Assuming Institution and the Receiver shall make such accounting adjustments, payments and withholdings as may be necessary to give retroactive effect to such corrections.

ARTICLE VII.                           BID; INITIAL  PAYMENT.

The Assuming Institution has submitted  to the Receiver  a Deposit premium  bid of 0.0°/o  and  an  Asset  (discount)   bid  of  ($32,200,000)  (the  "Bid  Amount").  The  Deposit premium bid will be applied to the total of all Assumed Deposits except for brokered, CDARS®, and any market place or similar subscription services Deposits as reflected on Schedule 7.   On the Payment Date, the Assuming Institution will pay to the Corporation,  or the Corporation will pay to the Assuming Institution, as the case may be, the Initial Payment, together with interest on such amount (if the Payment Date is not the day following the Bank Closing Date) from and including the day following the Bank Closing Date to and including the day preceding the Payment Date at the Settlement Interest Rate.

ARTICLE VIII.  ADJUSTMENTS.

8.1.     Pro Forma Statement.  The Receiver, as soon as practicable after the Bank Closing Date, in accordance with the best information then available, shall provide to the Assuming Institution a Pro Forma statement reflecting any adjustments of such liabilities and assets as may be necessary. Such Pro Forma statement shall take into account, to the extent possible, (a) liabilities and assets of a nature similar to those contemplated by Section 2.1 or Section 3.1, respectively, which on the Bank Closing Date were carried in the Failed Bank's suspense accounts, (b) accruals as of the Bank Closing Date for all income related to the assets and business of the Failed Bank acquired by the Assuming Institution hereunder, whether or not such accruals were reflected on the Failed Bank Records in the normal course of its operations, and (c) adjustments to determine the Book Value of any investment in an Acquired Subsidiary and related accounts on the "bank only" (unconsolidated) balance sheet of the Failed Bank based on the Equity Method of Accounting, whether or not the Failed Bank used the Equity Method of Accounting for investments in subsidiaries, except that the resulting amount cannot be less than the Acquired Subsidiary's recorded equity as of the Bank Closing Date as reflected on the Failed Bank Records of the Acquired Subsidiary. Acquired Subsidiaries with negative equity will be restated to $1 pursuant to the Equity Method of Accounting. Any Asset purchased by the Assuming Institution or any asset of an Acquired Subsidiary purchased by the Assuming Institution pursuant to Section 3.1 which was partially or wholly charged off during the period beginning the day after the Bid Valuation Date to the date of the Bank Closing Date shall be deemed not to be charged off for the purposes of the Pro Forma statement, and the purchase price shall be determined pursuant to Section 3.2.

8.2.           Correction of Errors and Omissions; Other Liabilities.

(a)       Adjustments to Correct Errors.  In the event any bookkeeping omissions or errors are discovered in preparing any Pro Forma statement or in completing the transfers and assumptions contemplated hereby, the parties hereto agree to correct such errors and omissions,  it  being  understood that,  as  far  as  practicable, all  adjustments  will  be  made consistent with the judgments, methods, policies or accounting principles utilized by the Failed Bank  in  preparing  and  maintaining Failed  Bank  Records, except  that  adjustments made pursuant to this Section 8.2(a) are not intended to bring the Failed Bank Records into accordance with generally accepted accounting principles.

(b)       Receiver's Rights Regarding Other Liabilities.  If the Receiver discovers at any time subsequent to the date of this Agreement that any claim exists against the Failed Bank which is of such a nature that it would have been included in the liabilities assumed under Article II had the existence of such claim or the facts giving rise thereto been known as of the Bank Closing Date, the Receiver may, in its discretion, at any time, require that such claim be assumed by the Assuming Institution in a manner consistent with the intent of this Agreement. The Receiver will make appropriate adjustments to the Pro Forma statement provided by the Receiver to the Assuming Institution pursuant to Section 8.1 as may be necessary.

8.3.     Payments.  The Receiver agrees to cause to be paid to the Assuming Institution, or the Assuming Institution agrees to pay to the Receiver, as the case may be, on the Settlement Date, a payment in an amount which reflects net adjustments (including any costs, expenses and fees associated with determinations of value as provided in this Agreement) made pursuant to Section 8.1 or Section 8.2, plus interest as provided in Section 8.4. The Receiver and the Assuming Institution agree to effect on the Settlement Date any further transfer of assets to or assumption of liabilities or claims by the Assuming Institution as may be necessary in accordance with Section 8.1 or Section 8.2.

8.4.     Interest.  Any amounts paid under Section 8.3 or Section 8.5 shall bear interest for the period from and including the day following the Bank Closing Date to and including the day preceding the payment at the Settlement Interest Rate.

8.5.     Subsequent Adjustments.  In the event that the Assuming Institution or the Receiver discovers any errors or omissions as contemplated by Section 8.2 or any error with respect to the payment made under Section 8.3 after the Settlement Date, the Assuming Institution and the Receiver agree to promptly correct any such errors or omissions, make any payments and effect any transfers or assumptions as may be necessary to reflect any such correction plus interest as provided in Section 8.4.

ARTICLE IX.                           CONTINUING COOPERATION.

9.1.     General Matters.  The parties hereto will, in good faith and with their best efforts, cooperate with each other to carry out the transactions contemplated by this Agreement and to effect the purposes hereof.

9.2.     Additional Title Documents.  The Receiver, the Corporation and the Assuming Institution each shall, at any time, and from time to time, upon the request of any party hereto, execute and deliver such additional instruments and documents of conveyance as shall be reasonably necessary to vest in the appropriate party its full legal or equitable title in and to the property transferred pursuant to this Agreement or to be transferred in accordance herewith. The Assuming Institution shall prepare such instruments and documents of conveyance (in form and substance satisfactory to the Receiver) as shall be necessary to vest title to the Assets in the Assuming Institution. The Assuming Institution shall be responsible for recording such instruments and documents of conveyance at its own expense.

9.3.           Claims and Suits.

(a)       Defense  and  Settlement.    The  Receiver  shall  have  the  right,  in  its discretion, to (i) defend or settle any claim or suit against the Assuming Institution with respect to which the Receiver has indemnified the Assuming Institution in the same manner and to the same extent as provided in Article XII, and (ii) defend or settle any claim or suit against the Assuming Institution with respect to any Liability Assumed, which claim or suit may result in a loss to the Receiver arising out of or related to this Agreement, or which existed against the Failed Bank on or before the Bank Closing Date. The exercise by the Receiver of any rights under this Section 9.3(a) shall not release the Assuming Institution with respect to any of its obligations under this Agreement.

(b)        Removal  of Actions.   In the event any action  at law or in equity shall be instituted by any Person  against  the Receiver  and the Corporation as codefendants with respect to any asset of the Failed Bank retained  or acquired  pursuant to this Agreement by the Receiver, the Receiver  agrees, at the request  of the Corporation, to join with the Corporation in a petition to remove  the action  to the  United  States  District  Court  for the proper  district.  The Receiver agrees  to institute,  with  or without  joinder  of the Corporation as co-plaintiff, any  action  with respect  to  any  such  retained  or  acquired   asset  or  any  matter  connected therewith whenever notice requiring  such action shall be given by the Corporation to the Receiver.

9.4.     Payment of Deposits.  In the event any depositor does not accept the obligation of  the  Assuming   Institution  to  pay  any  Deposit  liability  of  the  Failed  Bank  assumed  by  the Assuming Institution  pursuant  to this Agreement and asserts  a claim against  the Receiver  for all or  any  portion  of  any  such  Deposit  liability,  the  Assuming   Institution agrees  on  demand  to provide  to the  Receiver  funds  sufficient to  pay  such  claim  in  an amount  not  in excess  of the Deposit  liability  reflected  on  the  books  of the  Assuming  Institution at the time  such  claim  is made. Upon payment  by the Assuming Institution  to the Receiver  of such amount,  the Assuming Institution shall  be discharged from  any further  obligation under  this  Agreement to pay to any such depositor  the amount  of such Deposit liability paid to the Receiver.

9.5.     Withheld Payments.  At any time,  the Receiver  or the  Corporation may, in its discretion, determine  that  all or any  portion  of any deposit  balance  assumed  by the  Assuming Institution pursuant  to  this  Agreement does  not  constitute   a  "Deposit" (or  otherwise,   in  its discretion, determine  that it is the best interest  of the Receiver  or Corporation to withhold  all or any portion  of any deposit),  and may direct the Assuming  Institution to withhold  payment  of all or any portion  of any such deposit  balance. Upon such direction, the Assuming  Institution  agrees to hold such deposit and not to make any payment  of such deposit  balance  to or on behalf of the depositor, or to itself, whether  by way of transfer,  set-off or otherwise. The Assuming  Institution agrees  to maintain  the "withheld payment" status  of any  such  deposit  balance  until  directed  in writing  by the Receiver  or the Corporation as to its disposition. At the direction  of the Receiver or  the  Corporation, the  Assuming Institution shall  return  all  or  any  portion  of  such  deposit balance   to  the  Receiver   or  the  Corporation,  as  appropriate,  and  thereupon  the  Assuming Institution shall  be discharged from  any further  liability  to such  depositor with respect  to such returned  deposit balance. If such deposit balance has been paid to the depositor prior to a demand for return  by the Corporation or the Receiver,  and payment  of such deposit  balance had not been previously withheld  pursuant  to this Section  9.5, the Assuming  Institution shall not be obligated to return such deposit balance to the Receiver  or the Corporation. The Assuming  Institution  shall be obligated to reimburse  the Corporation or the Receiver,  as the case may be, for the amount of any deposit  balance  or portion  thereof  paid by the Assuming  Institution in contravention of any previous  direction  to withhold  payment  of such  deposit  balance  or return  such  deposit  balance the payment  of which was withheld  pursuant to this Section 9.5.

9.6.           Proceedings with Respect to Certain Assets and Liabilities.

(a)       Cooperation  by   Assuming   Institution.     In connection with   any investigation, proceeding or other matter with respect to any asset or liability  of the Failed Bank retained  by the Receiver,  or any asset of the Failed  Bank acquired  by the Receiver  pursuant  to this  Agreement,  the Assuming Institution shall cooperate  to the extent  reasonably required  by the Receiver.

(b)       Access to Records.   In addition to its obligations under Section 6.4, the Assuming Institution shall provide representatives  of the Receiver access at reasonable  times and locations without other limitation or qualification  to (i) its directors, officers, employees and agents and those of the Acquired Subsidiaries, and (ii) its books and Records, the books and Records  of  such  Acquired  Subsidiaries  and  all  Credit  Files,  and  copies  thereof.  Copies  of books, Records and Credit Files shall be provided by the Assuming Institution as requested by the Receiver and the costs of duplication thereof shall be borne by the Receiver.

(c)       Loan  Documents.    Not  later  than  ten  (10)  days  after  the  Put  Notice pursuant to Section  3.4 or the date of the notice  of transfer  of any Loan by the  Assuming Institution to the Receiver pursuant to Section 3.6, the Assuming Institution shall deliver to the Receiver such documents  with respect to such Loan as the Receiver may request,  including without  limitation  the  following:  (i)  all  related  Credit  Documents  (other  than  certificates, notices and other ancillary documents), (ii) a certificate setting forth the principal amount on the date of the transfer  and the amount of interest,  fees and other charges then  accrued  and unpaid thereon, and any restrictions on transfer to which any such Loan is subject, and (iii) all Credit Files, and all documents, microfiche, microfilm and computer records (including but not limited to magnetic tape, disc storage, card forms and printed copy) maintained by, owned by, or in the possession  of the Assuming Institution  or any Affiliate of the Assuming  Institution relating to the transferred Loan.

9.7.      Information.  The   Assuming   Institution  ·promptly    shall   provide   to   the Corporation such other information, including financial statements and computations, relating to the performance  of the provisions  of this Agreement  as the Corporation or the  Receiver  may request from time to time, and, at the request of the Receiver, make available employees of the Failed Bank employed or retained by the Assuming Institution to assist in preparation of the Pro Forma statement pursuant to Section 8.1.

9.8.      Tax   Ruling.  The  Assuming  Institution  shall  not  at  any  time,  without  the Corporation's  prior consent, seek a private letter ruling or other determination from the Internal Revenue Service or otherwise seek to qualify for any special tax treatment or benefits associated with any payments made by the Receiver or Corporation pursuant to this Agreement.

ARTICLE X.                           CONDITION PRECEDENT.

The obligations of the parties to this Agreement are subject to the Receiver and the Corporation having received at or before the Bank Closing Date evidence reasonably satisfactory to each of any necessary  approval, waiver, or other action by any governmental  authority, the board  of  directors  of  the  Assuming  Institution,  or  other  third  party,  with  respect  to  this Agreement and the transactions contemplated hereby, the closing of the Failed Bank and the appointment of the Receiver, the chartering of the Assuming Institution, and any agreements, documents, matters or proceedings contemplated hereby or thereby.

ARTICLE XI.	REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION.

The Assuming Institution represents and warrants to the Corporation and the Receiver as follows:

11.1.   Corporate Existence  and  Authoritv.    The  Assuming  Institution  (a)  is  duly organized, validly existing and in good standing under the laws of its Chartering Authority and has full power and authority to own and operate its properties and to conduct its business as now conducted by it, and (b) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Assuming Institution has taken all necessary corporate (or other applicable governance) action to authorize the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby.

11.2.   Third  Party  Consents.   No governmental authority or other third party consents (including but not limited to approvals, licenses, registrations or declarations) are required in connection with the execution, delivery or performance by the Assuming Institution of this Agreement, other than such consents as have been duly obtained and are in full force and effect.

11.3.   Execution  and  Enforceability.   This Agreement  has  been  duly  executed  and delivered  by  the  Assuming  Institution  and  when  this  Agreement  has  been  duly  authorized, executed and delivered by the Corporation  and the Receiver, this Agreement will constitute the legal, valid and binding obligation of the Assuming Institution, enforceable in accordance with its terms.

11.4.           Compliance with Law.

(a)       No   Violations.      Neither   the  Assuming   Institution   nor  any  of  its Subsidiaries is in violation of any statute, regulation, order, decision, judgment or decree of, or any restriction  imposed  by, the  United  States  of America,  any  State,  municipality  or other political  subdivision  or any  agency  of  any  of the foregoing,  or  any  court  or other tribunal having jurisdiction over the Assuming Institution or any of its Subsidiaries or any assets of any such Person, or any foreign government or agency thereof having such jurisdiction, with respect to the conduct of the business of the Assuming Institution or of any of its Subsidiaries, or the ownership of the properties of the Assuming Institution or any of its Subsidiaries, which, either individually or in the aggregate with all other such violations, would materially and adversely affect the business, operations or condition (financial or otherwise) of the Assuming Institution or the  ability  of the  Assuming  Institution  to  perform, satisfy  or  observe  any obligation  or condition under this Agreement.

(b)       No Conflict.  Neither the execution and delivery nor the performance by the  Assuming  Institution  of  this  Agreement  will  result  in  any  violation  by  the  Assuming Institution of, or be in conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority.

11.5.   Insured  or Guaranteed Loans.   If any Loans being transferred pursuant to this Agreement are insured or guaranteed  by any department or agency  of any governmental unit, federal,  state  or  local,  Assuming  Institution  represents  that  Assuming  Institution  has  been approved  by  such  agency  and  is  an  approved  lender  or  mortgagee,  as  appropriate,  if  such approval   is   required.   The   Assuming   Institution   further   assumes   full   responsibility   for

determining whether or not such insurance or guarantees are in full force and effect on the date of this Agreement and with respect to those Loans whose insurance or guaranty is in full force and effect on the date of this Agreement, Assuming  Institution  assumes full responsibility  for doing all things necessary to insure such insurance or guarantees remain in full force and effect. Assuming Institution agrees to assume all of the obligations under the contract(s) of insurance or guaranty and agrees to cooperate with the Receiver where necessary to complete forms required by the  insuring  or  guaranteeing  department  or  agency  to  effect  or  complete  the  transfer  to Assuming Institution.

11.6.   Representations Remain  True.  The  Assuming  Institution   represents   and warrants  that   it  has   executed   and  delivered   to  the   Corporation   a  Purchaser   Eligibility Certification  and  Confidentiality  Agreement  and  that  all  information  provided  and representations  made  by  or  on  behalf  of  the  Assuming  Institution  in  connection  with  this Agreement and the transactions contemplated hereby, including, but not limited to, the Purchaser Eligibility Certification and Confidentiality  Agreement (which are affirmed and ratified hereby) are and remain true and correct in all material respects and do not fail to state any fact required to make the information contained therein not misleading.

11.7.   No Reliance; Independent Advice.  The Assuming Institution is not relying on the Receiver  or the  Corporation  for  any business,  legal, tax, accounting,  investment  or other advice in connection with this Agreement and the Exhibits hereto and documents delivered in connection with the foregoing, and has had adequate opportunity to consult with advisors of its choice in connection therewith.

ARTICLE XII.    INDEMNIFICATION.

12.1.   Indemnification of Indemnitees.  From  and after the Bank Closing  Date and subject to the limitations set forth in this Section 12.1 and Section 12.6 and compliance by the Indemnitees   with  Section  12.2,  the  Receiver   agrees  to  indemnify  and  hold  harmless  the Indemnitees  against  any and all costs, losses,  liabilities,  expenses  (including  attorneys'  fees) incurred  prior  to  the  assumption  of  defense  by  the  Receiver  pursuant  to  Section  12.2(d), judgments,· fines and amounts paid in settlement actually and reasonably incurred in connection with claims against any Indemnitee based on liabilities of the Failed Bank that are not assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution for which indemnification is provided:

(a)           hereunder in this Section 12.1, subject to certain exclusions as provided in Section 12.l(b):

(i)        claims   based   on   the   rights   of   any   shareholder   or   former shareholder  as such of (A) the Failed  Bank, or (B) any Subsidiary  or Affiliate of the Failed Bank;

(ii)       claims based  on the rights of any creditor  as such of the Failed Bank, or any creditor as such of any director, officer, employee or agent of the Failed Bank, with respect to any indebtedness  or other obligation  of the Failed  Bank arising prior to the Bank Closing Date;

(iii)     claims  based on  the  rights of  any  present or  former director, officer, employee or agent as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank;

(iv)      claims based on any action or inaction prior to the Bank Closing Date of the Failed Bank, its directors, officers, employees or agents as such, or any Subsidiary or Affiliate of the Failed Bank, or the directors, officers, employees or agents as such of such Subsidiary or Affiliate;

(v)       claims based on any malfeasance, misfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business of the Failed Bank, if any;

(vi)      claims based on any failure or alleged failure (not in violation of law) by the Assuming Institution to continue to perform any service or activity previously performed by the Failed Bank which the Assuming Institution is not required to perform pursuant to this Agreement or which arise under any contract to which the Failed Bank was a party which the Assuming Institution elected not to assume in accordance with this Agreement and which neither the Assuming Institution nor any Subsidiary or Affiliate of the Assuming Institution has assumed subsequent to the execution hereof;

(vii)    claims arising from any action or inaction of any Indemnitee, including for purposes of this Section 12.l(a)(vii) the former officers or employees of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank that is taken upon the specific written direction of the Corporation or the Receiver, other than any action or inaction taken in a manner constituting bad faith, gross negligence or willful misconduct; and

(viii)   claims based on the rights of any depositor of the Failed Bank whose deposit has been accorded "withheld payment" status and/or returned to the Receiver  or  Corporation  in  accordance  with  Section 9.5  and/or  has  become  an "unclaimed deposit" or has been returned to the Corporation or the Receiver in accordance with Section 2.3;

(b)           provided  that  with  respect  to  this  Agreement,  except  for  Section
12.l(a)(vii) and (viii), no indemnification will be provided under this Agreement for any:

(i)       judgment  or  fine  against,  or  any  amount  paid  in  settlement (without the written approval of the Receiver) by, any Indemnitee in connection with any action that seeks  damages against any Indemnitee (a "Counterclaim")   arising with respect to any Asset and based on any action or inaction of either the Failed Bank, its directors, officers, employees or agents as such prior to the Bank Closing Date, unless any such judgment, fine or amount paid in settlement exceeds the greater of (A) the Repurchase Price of such Asset, or (B) the monetary recovery sought on such Asset by the Assuming Institution in the cause of action from which the Counterclaim arises; and in such event the Receiver will provide indemnification only in the amount of such excess; and no indemnification will be provided for any costs or expenses other than any costs or expenses (including attorneys' fees) which, in the determination of the Receiver, have been actually and reasonably incurred by such Indemnitee in connection with the defense of any such Counterclaim; and it is expressly agreed that the Receiver reserves the right to intervene, in its discretion, on its behalf and/or on behalf of the Receiver, in the defense of any such Counterclaim;

(ii)      claims with respect to any liability or obligation of the Failed Bank that is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;

(iii)     claims with respect to  any liability of the Failed Bank to  any present or former employee as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank, which liability is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;

(iv)      claims based on the failure of any Indemnitee to seek recovery of damages from the Receiver for any claims based upon any action or inaction of the Failed Bank, its directors, officers, employees or agents as fiduciary, agent or custodian prior to the Bank Closing Date;

(v)       claims  based  on  any  violation  or  alleged  violation  by  any Indemnitee of the antitrust, branching, banking or bank holding company or securities laws of the United States of America or any State thereof;

(vi)     claims based on the rights of any present or former creditor, customer, or supplier as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;

(vii)    claims based on the rights of any present or former shareholder as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution regardless of whether any such present or former shareholder is also a present or former shareholder of the Failed Bank;

(viii)   claims, if the Receiver determines that the effect of providing such indemnification would be to (A) expand or alter the provisions of any warranty or disclaimer thereof provided in Section 3.3 or any other provision of this Agreement, or (B) create any warranty not expressly provided under this Agreement;

(ix)      claims which could have been enforced against any Indemnitee had the Assuming Institution not entered into this Agreement;

(x)       claims based on any liability for taxes or fees assessed with respect to the consummation of the transactions contemplated by this Agreement, including without limitation any subsequent transfer of any Assets or Liabilities Assumed to any Subsidiary or Affiliate of the Assuming Institution;

(xi)     except as expressly provided in this Article XII, claims based on any action or inaction of any Indemnitee, and nothing in this Agreement shall be construed to  provide indemnification for  (i) the Failed Bank, (ii) any  Subsidiary or Affiliate of the Failed Bank, or (iii) any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates; provided that the Receiver, in its sole and absolute discretion, may provide indemnification hereunder for any present or former  director,  officer,  employee  or  agent  of the  Failed  Bank  or its  Subsidiaries  or Affiliates who is also or becomes a director, officer, employee or agent of the Assuming Institution or its Subsidiaries or Affiliates;

(xii)           claims  or  actions  which  constitute  a  breach  by  the  Assuming Institution of the representations and warranties contained in Article XI;

(xiii)    claims arising out of or relating to the condition of or generated by an Asset arising from or relating to the presence, storage or release of any hazardous or toxic substance, or any pollutant or contaminant, or condition of such Asset which violate any  applicable  Federal,  State  or  local  law  or  regulation  concerning  environmental protection; and

(xiv)    claims based on, related to or arising from any asset, including a loan, acquired or liability assumed  by the Assuming Institution,  other than pursuant to this Agreement.

12.2.    Conditions Precedent to Indemnification.  It shall be a condition precedent to the obligation  of the Receiver to indemnify  any Person pursuant to this Article XII that such Person shall, with respect to any claim made or threatened against such Person for which such Person is or may be entitled to indemnification hereunder:

(a)       give written notice to the Regional Counsel (Litigation Branch) of the Corporation in the manner and at the address provided in Section 13.6 of such claim as soon as practicable after such claim is made or threatened; provided that notice must be given on or before the date which is six (6) years from the date of this Agreement;

(b)       provide to the Receiver such information and cooperation with respect to such claim as the Receiver may reasonably require;

(c)       cooperate and take all steps, as the Receiver may reasonably require, to preserve and protect any defense to such claim;

(d)       in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Receiver the right, which the Receiver may exercise in its sole and absolute discretion, to conduct the investigation,  control the defense  and effect settlement of such claim, including without limitation the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim, all of which shall be at the expense of the Receiver; provided that the Receiver shall have notified the Person claiming indemnification in writing that such claim is a claim with respect to which such Person is entitled to indemnification under this Article XII;

(e)       not incur any costs or expenses in connection with any response or suit with  respect  to  such  claim,  unless  such  costs  or expenses  were  incurred  upon  the  written direction of the Receiver; provided  that the Receiver shall not be obligated to reimburse the amount of any such costs or expenses  unless such costs or expenses  were incurred upon the written direction of the Receiver;

(f)        not release or settle such claim or make any payment or admission with respect thereto, unless the Receiver  consents thereto; provided that the Receiver shall not be obligated to reimburse the amount of any such settlement or payment unless such settlement or payment was effected upon the written direction of the Receiver; and

(g)       take such reasonable action as the Receiver may request in writing as necessary to preserve, protect or enforce the rights of the Indemnitee against any Primary Indemnitor.

12.3.    No  Additional  Warranty.   Nothing in this Article XII shall be construed or deemed to (a) expand or otherwise alter any warranty or disclaimer thereof provided under Section 3.3 or any other provision of this Agreement with respect to, among other matters, the title, value, collectability, genuineness, enforceability, documentation, condition or freedom from liens or encumbrances, of any (i) Asset, or (ii) asset of the Failed Bank purchased by the Assuming Institution subsequent to the execution of this Agreement by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, or (b) create any warranty not expressly provided under this Agreement with respect thereto.

12.4.    Indemnification   of  Receiver  and  Corporation.  From  and  after  the  Bank Closing Date, the Assuming Institution agrees to indemnify and hold harmless the Corporation and the Receiver and their respective directors, officers, employees and agents from and against any and all costs, losses, liabilities, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any of the following:

(a)       claims based on any and all liabilities or obligations of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, whether or not any such liabilities subsequently are sold and/or transferred, other than any claim based upon any action or inaction of any Indemnitee as provided in Section 12.1(a)(vii) or (viii);

(b)       claims based on any act or omission of any Indemnitee (including but not limited to claims of any Person claiming any right or title by or through the Assuming Institution with  respect  to  Assets transferred to  the  Receiver pursuant to  Section  3.4  or Section 3.6), other than any action or inaction of any Indemnitee as provided in (vii) or (viii) of Section 12.1(a); and

(c)       claims based on any failure to preserve, maintain or provide reasonable access to Records transferred to the Assuming Institution pursuant to Article VI.

12.5.    Obligations Supplemental.  The obligations of the Receiver, and the Corporation as guarantor in accordance with Section 12.7, to provide indemnification under this Article XII are to supplement any amount payable by any Primary Indemnitor to the Person indemnified under this Article XII. Consistent with that intent, the Receiver agrees only to make payments pursuant to such indemnification to the extent not payable by a Primary Indemnitor. If the aggregate amount of payments by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, and all Primary Indemnitors with respect to any item of indemnification under this Article XII exceeds the amount payable with respect to such item, such Person being indemnified shall notify  the  Receiver thereof and,  upon  the request of the Receiver, shall promptly pay to the Receiver, or the Corporation as appropriate, the amount of the Receiver's (or Corporation's) payments to the extent of such excess.

12.6.   Criminal Claims.  Notwithstanding any provision of this Article XII to the contrary, in the event that any Person being indemnified under this Article XII shall become involved in any criminal action, suit or proceeding, whether judicial, administrative or investigative, the Receiver shall have no obligation hereunder to indemnify such Person for liability with respect to any criminal act or to the extent any costs or expenses are attributable to the defense against the allegation of any criminal act, unless (a) the Person is successful on the merits or otherwise in the defense against any such action, suit or proceeding, or (b) such action, suit or proceeding is terminated without the imposition of liability on such Person.

12.7.   Limited Guaranty of the Corporation.  The Corporation hereby guarantees performance of the Receiver's obligation to indemnify the Assuming Institution as set forth in this Article XII. It is a condition to the Corporation's obligation hereunder that the Assuming Institution shall comply in all respects with the applicable provisions of this Article XII. The Corporation shall be liable hereunder only for such amounts, if any, as the Receiver is obligated to pay under the terms of this Article XII but shall fail to pay. Except as otherwise provided above in this Section 12.7, nothing in this Article XII is intended or shall be construed to create any liability or obligation on the part of the Corporation, the United States of America or any department or agency thereof under or with respect to this Article XII, or any provision hereof, it being the intention of the parties hereto that the obligations undertaken by the Receiver under this Article XII are the sole and exclusive responsibility of the Receiver and no other Person or entity.

12.8.    Subrogation.  Upon payment by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, to any Indemnitee for any claims indemnified by the Receiver under this Article XII, the Receiver, or the Corporation as appropriate, shall become subrogated to all rights of the Indemnitee against any other Person to the extent of such payment.

ARTICLE XIII.  MISCELLANEOUS.

13.1.    Costs, Fees, and Expenses.   All fees, costs and expenses incurred by a party in connection with this Agreement (including the performance of any obligations or the exercise of any rights hereunder) shall be borne by such party unless expressly otherwise provided; provided that the Assuming Institution shall pay all fees, costs and expenses (other than attorneys' fees incurred by the Receiver) incurred in connection with the transfer to it of any Assets or Liabilities Assumed hereunder or in accordance herewith.  Further, the Assuming Institution shall be responsible for the payment of MERS routine transaction charges.

13.2.    WAIVER  OF  JURY  TRIAL.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAlVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

13.3.    Consent; Determination or Discretion.  When the consent or approval of a party is required under this Agreement, such consent or approval shall be obtained in writing and unless expressly otherwise provided, shall not be unreasonably withheld or delayed.  When a determination or decision is to be made by a party under this Agreement, that party shall make such determination or decision in its reasonable discretion unless expressly otherwise provided.

13.4.    Rights  Cumulative.  Except  as expressly  otherwise provided  herein, the rights of each of the parties under this Agreement are cumulative, may be exercised as often as any party considers appropriate and are in addition  to each such party's rights under this Agreement,  any of the agreements  related  thereto  or under  applicable law.   Any failure  to exercise  or any delay  in exercising  any of such rights, or any partial or defective  exercise  of such rights, shall not operate as a waiver or variation  of that or any other such right, unless expressly otherwise provided.

13.5.    References.  References  in  this   Agreement  to   Recitals,   Articles,   Sections, Schedules   and  Exhibits  are  to  Recitals,   Articles,   Sections,  Schedules  and  Exhibits   of  this Agreement,  respectively, unless the context  indicates  that a Shared-Loss Agreement  is intended. References  to parties  are to the parties  to this Agreement.  Unless  expressly  otherwise  provided, references to days and months  are to calendar  days and months  respectively.  Article and Section headings  are  for  convenient reference   and  shall  not  affect  the  meaning   of  this  Agreement. References  to the singular  shall include the plural, as the context  may require, and vice versa.

13.6.           Notice.

(a)           Form  of Notices.    All notices  shall  be given  in writing  and provided  in accordance with the provisions of this Section 13.6, unless expressly otherwise  provided.

(b)

this Agreement:

Notice  to the Receiver  or the Corporation. With respect to a notice under

Federal  Deposit  Insurance  Corporation

1601 Bryan Street

Dallas,  Texas 75201

Attention: Settlement  Agent

In addition, with respect to notices under Section 4.6, with a copy to: BankPremiseNotice@fdic.gov

In addition, with respect to notice under Article XII: Federal  Deposit  Insurance  Corporation

Receiver  of Palm Desert National  Bank

1601 Bryan Street

Dallas,  Texas 75201

Attention: Regional Counsel (Litigation Branch)

In addition, with respect to communications under Exhibit 4.13, a copy to: Federal  Deposit Insurance  Corporation

Receiver  of Palm Desert National  Bank

1601 Bryan Street

Dallas, Texas 75201

Attention: Interim Servicing  Manager,

Agreement:

(c)           Notice  to  Assuming  Institution.  With  respect  to  a  notice  under  this

Pacific Premier Bank

1600 Sunflower Ave. Costa Mesa, CA  92626
Attention: Kent J. Smith, Chief Financial Officer ksmith@ppbi.com

13.7.   Entire Agreement.  This Agreement and the Shared-Loss Agreements, if any, including  the Schedules  and Exhibits  hereto and thereto,  embody the entire agreement  of the parties hereto in relation to the subject matter herein and supersede all prior understandings  or agreements, oral or written, between the parties.

13.8.    Counterparts.   This Agreement may be executed in any number of counterparts and by the duly authorized  representative of a different party hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

13.9.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE  WITH THE FEDERAL  LAW OF THE UNITED STATES  OF AMERICA, AND IN THE ABSENCE OF CONTROLLING  FEDERAL LAW, IN ACCORDANCE  WITH THE LAWS OF THE STATE IN WHICH THE MAIN OFFICE OF THE FAILED BANK IS LOCATED.

13.10.  Successors.  All terms and conditions of this Agreement shall be binding on the successors and assigns of the Receiver, the Corporation and the Assuming Institution. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the Receiver,  the Corporation  and the Assuming  Institution  any legal  or equitable right, remedy  or claim  under  or with  respect  to this Agreement  or any provisions  contained herein,  it  being  the  intention  of the  parties  hereto  that  this  Agreement,  the  obligations  and statements of responsibilities  hereunder, and all other conditions and provisions  hereof are for the sole and exclusive benefit of the Receiver, the Corporation and the Assuming Institution and for the benefit of no other Person.

13.11.  Modification.   No amendment or other modification, rescission or release of any part of this Agreement or a Shared-Loss Agreement, if any, shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the parties.

13.12.  Manner of Payment.  All payments due under this Agreement shall be in lawful money of the United States of America in immediately available funds as each party hereto may specify  to  the  other  parties;  provided  that  in  the  event  the  Receiver  or  the  Corporation  is obligated to make any payment hereunder in the amount of $25,000.00  or less, such payment may be made by check.

13.13.  Waiver.  Each of the Receiver, the Corporation and the Assuming Institution may waive its respective rights, powers or privileges under this Agreement; provided that such waiver shall be in writing; and further provided that no failure or delay on the part of the Receiver, the Corporation or the Assuming Institution to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Receiver, the Corporation or the Assuming Institution under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

13.14. Severability.    If any provision of this Agreement is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

13.15.  Term  of Agreement.  This Agreement shall continue in full force and effect until the tenth (1Oth) anniversary of the Bank Closing Date; provided that the provisions of Sections 6.3 and 6.4 shall survive the expiration of the term of this Agreement; and provided further that the receivership of the Failed Bank may be terminated prior to the expiration of the term of this Agreement, and in such event, the guaranty of the Corporation, as provided in and in accordance with the provisions of Section 12.7, shall be in effect for the remainder of the term of this Agreement. Expiration of the term of this Agreement shall not affect any claim or liability of any party with respect to any (a) amount which is owing at the time of such expiration, regardless of when such amount becomes payable, and (b) breach of this Agreement occurring prior to such expiration, regardless of when such breach is discovered.

13.16.  Survival of Covenants, Etc.  The covenants, representations, and warranties in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereunder.

[Signature Page Follows]

    IN  WITNESS   WHEREOF,  the  parties  hereto  have  caused  this  Agreement  to  be executed by their duly authorized representatives as of the date first above written.

FEDERAL DEPOSIT INSURANCE CORPORATION,
RECEIVER OF PALM DESERT NATIONAL BANK PALM DESERT, CALIFORNIA
By: /s/ Jeannie Flood
Receiver-In-Charge

FEDERAL DEPOSIT INSURANCE CORPORATION
By: /s/ Jeannie Flood
Receiver-In-Charge

PACIFIC PREMIER BANK
COSTA MESA, CALIFORNIA
By: Steven R. Gardner
PRESIDENT & CEO

SCHEDULE 2.1(a)

EXCLUDED DEPOSIT LIABILITY ACCOUNTS

Palm Desert National Bank has deposits associated with the Depository Organization (DO) Cede & Co as Nominee for DTC. The DO accounts do not pass to the Assuming Bank and are excluded from the transaction as described in section 2.1 of the Purchase and Assumption Agreement.   The attached Schedule 2.1(a) DO Detail Report identifies the DO accounts as of February 8, 2012.  This schedule will be updated post closing with data as of Bank Closing date.

JXccount                 Gllli                                                               Accrued                              Interest
eEU1ll               Number                 Gode               Name1                          Gurrent Balance                                                     Interest   Ell'lyBeRate

CEDE&COAS NOMINEE OF
CDS               783899301                               7207100                               THE                         6,632,000.00                          0.00  BTD-CDS 2.45%

TOTALS:                           1                                                  6,632,000.00                         0.00

SCHEDULE 3.2

PURCHASE PRICE OF ASSETS OR ANY OTHER ASSETS

(a)

(b)

(c)

(d) (e) (f)

(g) (h) (i)

cash and receivables from depository institutions, including cash items in the process of collection, plus interest thereon:

securities (exclusive of the capital stock of Acquired  Subsidiaries and FHLB stock), plus interest thereon:

federal funds sold and repurchase agreements, if any, including interest thereon:

Loans:

credit card business:

safe deposit business,  safekeeping business and trust business,  if any:

Records and other documents: Other Real Estate:

all repossessed collateral, such as boats, motor vehicles, aircraft, trailers, and fire arms

Book Value

As provided  in Section 3.2(b)

Book Value

Book Value Book Value Book Value

Book Value Book Value Book Value

G)           capital stock of any Acquired  Subsidiaries

(subject to Section  3.2(b),  and FHLB stock:

(k)           amounts owed to the Failed Bank by any

Acquired  Subsidiaries:

(1)	assets securing Deposits of public money, to the extent not otherwise purchased hereunder:

(m)           overdrafts of customers:

(n)           rights, if any, with respect to Qualified

Financial  Contracts:

Module 1 - Whole Bank w/ Optional Shared Loss Agreements48

Version 4.1 -PURCHASE AND ASSUMPTION AGREEMENT

February 21, 2012

Book Value Book Value Book Value

Book Value

As provided  in Section 3.2(c)

(o)	rights of the Failed Bank to have loan	Book Value
servicing provided to the Failed Bank by
others and related contracts:
(q)	Personal Computers and Owned Data Management Equipment:	Fair Market Value
(r)	Safe Deposit Boxes	Fair Market Value

Assets subject to an option to purchase:

(a)	Bank Premises with a fixed price:	As set forth in the Bid Form
	All other Bank Premises	Fair Market Value
(b)	Furniture and Equipment:	Fair Market Value
(c)	Fixtures:	Fair Market Value
(d)	Other Equipment:	Fair Market Value
(e)	Specialty Assets	Fair Market Value

SCHEDULE 3.5(1)

EXCLUDED SECURITIES

ASSET·NAME/DESCRIPTION	BOOK VALUE
Bankers Bank Stock	$50,000.00
CRA Investments Stock	$5,384.00

SCHEDULE?

Accounts Excluded from  Calculation of Deposit Franchise Bid Premium

Palm Desert  National Bank

Palm Desert, CA

The accounts identified below will pass to the Assuming Institution (unless otherwise noted). When calculating the premium to be paid on Assumed Deposits in a purchase and assumption transaction, the FDIC will exclude the following categories of deposit accounts:

[Missing Graphic Reference]

Category Description

I.  Brokered Deposits

Brokered deposit accounts are accounts for which the "depositor of record" is an agent, nominee or custodian who deposits funds for a principal or principals to whom "pass-through" deposit insurance coverage may be extended.  The FDIC separates brokered deposit accounts into two categories: 1) Depository Organization (DO) Brokered Deposits and 2) Non-Depository Organization (Non-DO) Brokered Deposits.  This distinction is made by the FDIC to facilitate our role as Receiver and Insurer.   These terms will not appear on other "brokered deposit" reports generated by Palm Desert National Bank.

Non-DO Brokered Deposits pass to the Assuming Institution, but are excluded from Assumed Deposits when the deposit premium is calculated.  Please see the attached "Schedule 7- Non DO Broker Deposit Detail Report" for a listing of these accounts.  This list will be updated post closing with balances as of the Bank Closing Date.

If Palm Desert Nation Bank had any DO Brokered Deposits (Cede & Co as Nominee for DTC), they are excluded from Assumed Deposits in the Purchase and Assumption Agreement.

II.  CDARS

CDARS deposits pass to the Assuming Institution, but are excluded from Assumed Deposits when the deposit premium is calculated.

Palm Desert National Bank did not participate in the CDARS program as of the date of the deposit download. If CDARS deposits are taken between the date of the deposit download and the Bank Closing Date, they will be identified post closing and made part of Schedule 7 to the Purchase and Assumption Agreement.

III.  Market Place Deposits

"Market Place Deposits" is a description given to deposits that may have been solicited via a money desk, internet subscription service (for example, QwickRate®), or similar programs.

Palm Desert National Bank does have Brokered Internet deposits as identified above.   The QwickRate®  deposits are reported as time deposits in the Call Report.   Please see the attached "Schedule 7 - Brokered Deposit Detail Report for a listing of these accounts as of 02/08/2012. This list will be updated post closing with balances as of the Bank Closing Date.

This schedule provides account categories and balances as of the date of the deposit download, or as indicated.   The deposit franchise bid premium will be calculated using account categories and balances as of the Bank Closing Date that are reflected in the general ledger or subsystem as described above.  The final numbers for Schedule 7 will be provided post closing.

	DO Brokered Deposits
	Palm Desert National Bank
	Uninum 16546

Account Number		Insured Amount	XX Amount	PH Amount

	CEDE & CO AS NOMINEE OF THE	$0.00	$0.00	$6,632,000.00

EXHIBIT 2.3A

FINAL LEGAL NOTICE Claiming Requirements for Deposits Under 12 U.S.C. 1822(e)

[Date]

[Name of Unclaimed Depositor] [Address ofUnclaimed Depositor] [Anytown, USA]

Subject: [XXXXX-Name ofBank
City, State]- In Receivership

Dear [Sir/Madam]:

As you may know, on [Date: Closing Date], the [Name of Bank  ("The Bank")]  was closed and the Federal Deposit Insurance Corporation ("FDIC") transferred [The Bank's] accounts to [Name of Acquiring Institution].

According to federal law under 12 U.S.C., 1822(e), on [Date: eighteen months from the Closing Date], [Name of Acquiring  Institution] must transfer the funds in your account(s) back to the FDIC if you have not claimed your account(s) with [Name of Acquiring  Institution].  Based on the records recently supplied to us by [Name of Acquiring  Institution], your account(s) currently fall into this category.

This letter is your formal Legal Notice that you have until [Date: eighteen months from the  Closing  Date],  to  claim  or  arrange  to  continue  your  account(s)  with  [Name  of  Acquiring Institution].   There are several ways that you can claim your account(s) at [Name of Acquiring Institution].    It is only necessary for you to take any one of the following actions in order for your account(s) at [Name of Acquiring Institution] to be deemed claimed. In addition, if you have more than one account, your claim to one account will automatically claim all accounts:

1.  Write to [Name of Acquiring  Institution] and notify them that you wish to keep your account(s) active with them.  Please be sure to include the name of the account(s), the account number(s), the signature of an authorized signer on the account(s), name, and address.   [Name of Acquiring Institution] address is:

[123 Main Street

Anytown, USA]

2.   Execute a new signature card on your account(s), enter into a new deposit agreement with [Name of Acquiring  Institution], change the ownership on your account(s), or renegotiate the terms of your certificate of deposit account(s) (if any).

3.   Provide [Name of Acquiring Institution] with a change of address form.

4.   Make a deposit to or withdrawal from your account(s).  This includes writing a check on any account or having an automatic direct deposit credited to or an automatic withdrawal debited from an account.

If you do not want to continue your account(s) with [Name of Acquiring Institution] for any reason, you can withdraw your funds  and close your account(s).   Withdrawing  funds from one or more of your account(s) satisfies the federal law claiming requirement.  If you have time deposits, such as ce1iificates of deposit, [Name of Acquiring Institution] can advise you how to withdraw them without being charged an interest penalty for early withdrawal.

If you do not claim ownership ofyour account(s) at [Name of Acquiring Institution by Date: eighteen months from the Closing Date] federal law requires [Name of Acquiring Institution] to return your deposits to the FDIC, which will deliver them as unclaimed property to the State indicated in your address in the Failed Institution's records.   If your address is outside of the United States, the FDIC will deliver the deposits to the State in which the Failed Institution  had its main office. 12 U.S.C.
§ 1822(e).  If the State accepts custody of your deposits, you will have 10 years from the date of delivery

to claim your deposits from the State.  After 10 years you will be permanently barred from claiming your deposits.   However, if the State refuses to take custody of your deposits, you will be able to claim them from the FDIC until the receivership  is terminated.  If you have not claimed your insured deposits before the receivership is terminated, and a receivership may be terminated at any time, all of your rights in those deposits will be barred.

If  you  have  any  questions   or  concerns   about  these   items,  please  contact  [Bank

Employee] at [Name of Acquiring Institution] by phone at [(XXX) XXX-:XXXX].

Sincerely,

[Name of Claims Specialist] [Title]

EXHIBIT 2.3B

AFFIDAVIT OF MAILING

AFFIDAVIT OF MAILING

State of

COUNTY  OF

I am employed as a [Title of Office] by the [Name of Acquiring Institution].

This will attest that on [Date of mailing], I caused a true and correct copy of the Final Legal Notice, attached hereto, to owners of unclaimed deposits of [Name of Failed Bank], City, State, to be prepared for deposit in the mail of the United States of America on behalf of the Federal Deposit Insurance Corporation. A list of depositors to whom the notice was mailed is attached. This notice was mailed to the depositor's last address as reflected on the books and records ofthe [Name of Failed Bank] as ofthe date of failure.

[Name]

[Title of Office]

[Name of Acquiring Institution] Subscribed and sworn to before me this day of [Month, Year]. My commission expires:

[Name], Notary Public

EX	HIBIT 3.2(c) VALUATION OF CERTAIN

QUALIFIED FINANCIAL CONTRACTS

A.           Scope

Interest Rate Contracts - All interest rate swaps, forward rate agreements, interest rate futures, caps, collars and floors, whether purchased or written.

Option Contracts - All put and call option contracts, whether purchased or written, on marketable securities, financial futures, foreign currencies, foreign exchange or foreign exchange futures contracts.

Foreign Exchange Contracts - All contracts for future purchase or sale of foreign currencies, foreign  currency or  cross  currency swap  contracts, or foreign exchange futures contracts.

B.           Exclusions

All financial contracts  used to  hedge assets and  liabilities that are acquired by the

Assuming Institution but are not subject to adjustment from Book Value. C.Adjustment

The difference between the Book Value and market value as of the Bank Closing Date. D.Methodology

1.
The  price  at  which  the  Assuming Institution  sells  or  disposes of  Qualified Financial Contracts will be deemed to be the fair market value of such contracts, if such sale or disposition occurs at prevailing market rates within a predefined timetable as agreed upon by the Assuming Institution and the Receiver.

2.	In valuing all other Qualified Financial Contracts, the following principles will apply:

(i) All known cash flows under swaps or forward exchange contracts shall be present valued to the swap zero coupon interest rate curve.

(ii) All valuations shall employ prices and interest rates based on the actual frequency of rate reset or payment.

(iii) Each tranche of amortizing contracts shall be separately valued. The total value of such amortizing contract shall be the sum of the values of its component tranches.

(iv)     For regularly traded contracts, valuations shall be at the midpoint of the bid and ask prices quoted by customary sources (e.g., The Wall Street Journal, Telerate, Reuters or other similar source) or regularly traded exchanges.

(v)       For all other Qualified Financial Contracts where published market quotes are unavailable, the adjusted price shall be the average of the bid and ask price quotes from three (3) securities dealers acceptable to the Receiver and Assuming Institution as of the Bank Closing Date. If quotes from securities dealers cannot be obtained, an appraiser acceptable to the Receiver and the Assuming Institution will perform a valuation based on modeling, correlation analysis, interpolation or other techniques, as appropriate.

EXHIBIT 4.13

INTERIM ASSET SERVICING ARRANGEMENT

This Interim Asset Servicing Arrangement is made pursuant to and as of the date of that certain Purchase and Assumption Agreement (the "Purchase  and Assumption  Agreement") among the Receiver, the Assuming Institution and the Corporation, to which this Arrangement is attached.  Capitalized terms used and not otherwise defined in this Exhibit 4.13 shall have the meanings assigned to such terms in the Agreement.

(a)       With respect to  each  asset or  liability designated from time to  time by the Receiver to be serviced by the Assuming Institution pursuant to this Interim Asset Servicing Arrangement (the "Arrangement"), including any assets or liabilities sold or conveyed by the Receiver to any party other than the Assuming Institution (any such party, a "Successor Owner") but with respect to which the Receiver has an obligation to service or provide servicing support (such assets and liabilities, the "Pool Assets"), for certain loans (the "Loans") during the term of this Arrangement the Assuming Institution shall service or provide servicing support to the Pool Assets as described in this Exhibit 4.13.

If the Assuming Institution is an approved or qualified servicer for any government sponsored entity (each, a "GSE") and if any of the Loans are owned by a GSE, the Assuming Institution shall service or provide servicing support for the Loans owned by a GSE in accordance with the guidelines promulgated by and its agreements with the applicable GSE.  If the Assuming Institution is not an approved or qualified servicer for a GSE or the Loans are not owned by a GSE, then the Assuming Institution shall service or provide servicing support for the Loans in accordance with the following:

record;

(i)           promptly post and apply payments received to the applicable system of

(ii)           reverse and return insufficient funds checks;

(iii)     pay (A) participation payments to participants in Loans, as and when received; (B) tax and insurance bills, as they come due, out of any escrow funds maintained for such purposes; and (C) unfunded commitments and protective advances out of any escrow funds created for such purposes;

(iv)     process funding draws under Loans and protective advances in connection with collateral and acquired property, in each case, as and to the extent authorized and funded by the Receiver;

(v)      maintain in  use all data processing equipment and systems and other systems of record on which any activity with respect to any Pool Assets are, or prior to the Bank Closing Date, were, recorded, and maintain all historical data on any such systems as of the Bank Closing Date and not, without the express consent of the Receiver (which consent must be sought at  least sixty (60)  days  prior to  taking any  action), deconvert, remove, transfer or otherwise discontinue use of any of the Failed Bank's  systems of record with respect to any Pool Asset;

(vi)      maintain   accurate   records   reflecting   (A)  payments   received   by  the Assuming Institution, (B) information received by the Assuming Institution concerning changes in the address or identity of any Obligor and (C) other servicing actions taken by the Assuming Institution, including checks returned for insufficient funds;

(vii)     send (A) billing statements to Obligors on Pool Assets (to the extent that such statements  were sent  by the Failed  Bank  or as are requested  by the Receiver)  and (B) notices to Obligors who are in default on Loans (in the same manner as the Failed Bank or as are requested by the Receiver);

(viii)    employ a sufficient number of qualified employees to provide the services required  to  be provided  by the Assuming  Institution  pursuant to this Arrangement  (with  the number and qualifications of such employees to be not less than the number and qualifications of employees employed by the Failed Bank to perform such functions as of the Bank Closing Date);

(ix)      hold in trust any Credit Files and any servicing files in the possession or on  the  premises  of  the  Assuming  Institution  for  the  Receiver  or  the  Successor  Owner  (as applicable) and segregate from the other books and records of the Assuming Institution and appropriately mark such Credit Files and servicing files to clearly reflect the ownership interest of the Receiver or the successor owner (as applicable);

(x)       send to the  Receiver  (indicating  closed  bank name  and  number),  Attn: Interim Servicing  Manager, at the email address provided in Section 13.6 of the Purchase and Assumption Agreement, or to such other person at such address as the Receiver may designate, via overnight  delivery:  (A) on a weekly  basis,  weekly  reports,  including,  without  limitation, reports reflecting collections and trial balances,  and (B) any other reports, copies or information as may be requested  from time to time by the Receiver, including, if requested, copies of (1) checks or other remittances received, (2) insufficient funds checks returned, (3) checks or other remittances for payment to participants or for taxes, insurance, funding advances and protective advances, (4) pay-off requests, and (5) notices to defaulted Obligors;

(xi)      remit on a weekly basis to the Receiver (indicating closed bank name and number), Attn: DRR Cashier Unit, Business Operations Support Branch, in the same manner as provided in paragraph (a)(x), via wire transfer to the account designated by the Receiver, or to such  other  person  at  such  other  address  and/or  account  as  the  Receiver  may  designate,  all payments received;

(xii)     prepare  and  timely  file  all  information   reports  with  appropriate  tax authorities, and, if requested by the Receiver, prepare and file tax returns and remit taxes due on or before the due date;

(xiii)    provide and furnish such other services, operations or functions, including, without limitation, with regard to any business, enterprise or agreement which is a Pool Asset, as may be requested by the Receiver;

(xiv)    establish  a  custodial  account  for  the  Receiver  and  for  each  successor owner at the Assuming Institution,  each of which shall be interest bearing, titled in the name of Assuming Institution, in trust for the Receiver or the successor owner (as applicable), in each case as the owner, and segregate and hold all funds collected and received with respect to the Pool Assets separate and apart from any of the Assuming Institution's own funds and general assets; and

(xv)     no later than the end of the second Business Day following receipt thereof, deposit into the applicable custodial account and retain therein all funds collected and received with respect to the Pool Assets.

Notwithstanding anything to the contrary in this Exhibit, the Assuming Institution shall not be required to initiate litigation or other collection proceedings against any Obligor or any collateral with  respect  to  any  defaulted  Loan.    The  Assuming  Institution  shall  promptly  notify  the Receiver, at the address referred to above in paragraph (a)(x), of any claims or legal actions regarding any Pool Asset.

(b)       In  consideration  for  the  provision  of  the  services  provided  pursuant  to  this Arrangement, the Receiver agrees to reimburse the Assuming Institution  for actual, reasonable and necessary expenses incurred in connection with the performance of its duties pursuant to this Arrangement, including  expenses  of photocopying,  postage and express  mail, data processing and amounts paid for employee  services  (based  upon the number  of hours  spent performing servicing duties).

(c)       The Assuming Institution shall provide the services described herein for a term of up to  three  hundred  sixty-five  (365)  days  after  the Bank  Closing  Date.    The Receiver  may terminate the Arrangement at any time upon not less than sixty (60) days notice to the Assuming Institution without any liability or cost to the Receiver other than the fees and expenses due to the Assuming Institution as of the termination date pursuant to paragraph (b) above.

(d)       At any time during the term of this Arrangement, the Receiver may, upon not less than thirty (30) days prior written notice to the Assuming Institution, remove one or more Pool Assets, and at the time of such removal the Assuming Institution's responsibility  with respect thereto shall terminate.

(e)       At the expiration of this Arrangement or upon the termination of the Assuming Institution's  responsibility with respect to any Pool Asset pursuant to paragraph (d) hereof, the Assuming Institution shall:

(i)        deliver to the Receiver (or its designee) all of the Credit Documents and records relating to the Pool Assets; and

(ii)       cooperate with the Receiver to facilitate the orderly transition of managing the  Pool  Assets  to  the  Receiver  or  its  designees  (including,  without  limitation,  its contractors and persons to which any Pool Assets are conveyed).

(f)        At  the  request  of  the  Receiver,  the  Assuming  Institution  shall  perform  such transitional services with regard to the Pool Assets as the Receiver  may request.   Transitional services may include, without limitation, assisting in any due diligence process deemed necessary by the Receiver and providing to the Receiver and its designees (including, without limitation, its contractors and any actual or potential successor owners) (i) information and data regarding the Pool Assets, including, without limitation, system reports and data downloads sufficient to transfer the Pool Assets to another system or systems and to facilitate due diligence by actual and potential successor owners, and (ii) access to employees of the Assuming Institution involved in the management of, or otherwise familiar with, the Pool Assets.

(g)       Until such time as the Arrangement expires or is terminated, without limitation of its obligations set forth above or in the Purchase and Assumption Agreement and without any additional consideration (other than that set forth in paragraph (b) above), the Assuming Institution shall provide the Receiver and its designees (including, without limitation, its contractors and actual and potential successor owners) with the following, as the same may be requested:

(i)        access  to  and  the  ability  to  obtain  assistance  and  information  from personnel of the Assuming Institution, including former personnel of the Failed Bank and personnel of third party consultants;

(ii)      access to and the ability to use and download information from data processing systems and other systems of record on which information regarding Pool Assets or any assets transferred to or liabilities assumed by the Assuming Institution is stored or maintained (regardless of whether information with respect to other assets or liabilities is also stored or maintained thereon); and

(iii)     access to and the ability to use and occupy office space (including parking facilities and vault space), facilities, utilities (including local telephone service and facsimile machines), furniture, equipment (including photocopying and facsimile machines), and technology and connectivity (including email accounts, network access and technology resources such as shared drives) in the Bank Premises occupied by the Assuming Institution.

EXHIBIT 4.15A

SINGLE FAMILY SHARED-LOSS AGREEMENT

INTENTIONALLY  OMITTED

EXHIBIT 4.15B

COMMERCIAL SHARED-LOSS AGREEMENT

INTENTIONALLY  OMITTED